Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is entered into as of April 20, 2018 by and among LUBY’S, INC. (the "Borrower"), each other Credit Party party hereto, the Lenders party hereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of November 8, 2016 (as previously amended, restated, supplemented or otherwise modified, the "Existing Agreement" and as amended by this Amendment and as may further be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among, inter alia, the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders from time to time party thereto, pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and
WHEREAS, the Credit Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Existing Agreement which the Administrative Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.
2.Amendments.
a.Amendments to Existing Agreement. Subject to the terms and conditions set forth herein, the Existing Agreement (exclusive of Schedules and Exhibits thereto, unless expressly provided herein) shall be amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth in Exhibit A hereto.
b.Amendments to Schedules and Exhibits to Existing Agreement.
i.Schedule 1.1(a) to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.
ii.Exhibit F to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto.

3.Conditions and Effectiveness. This Amendment shall become effective as soon as the following conditions precedent have been satisfied (the date on which such conditions have been satisfied, the "Second Amendment Effective Date"), provided that upon the occurrence of the Second Amendment Effective Date, Sections 9.15 (a) and (b) shall be amended (as set forth in Exhibit A hereto) retroactively to the last day of the second fiscal quarter of fiscal year 2018 of the Borrower:
a.the Administrative Agent shall have received counterpart signatures to this Amendment from each party hereto.
b.the Borrower will provide the Administrative Agent with calculations of the Consolidated Total Lease Adjusted Leverage Ratio for the second fiscal quarter of fiscal year 2018, which ratio shall be consistent with the projections delivered to the Administrative Agent on April 11, 2018, and such other calculations demonstrating that immediately after giving effect to the Second Amendment, no Default or Event of Default will be continuing under the Credit Agreement.
4.Payment of Fees. No later than the close of business on April 23, 2018, the Borrower will pay to the Administrative Agent for the account of each Lender party hereto an amendment fee equal to 0.25% of the sum of such Lender’s Revolving Credit Commitment plus the outstanding balance of the Term Loan advanced by such Lender. Additionally, the Borrower shall pay the legal fees, costs and expenses of the counsel to the Administrative Agent no later than one (1) Business Day after receiving an invoice of such counsel’s legal fees, costs and expenses. Failure to pay any of the fees described in this Section 4 when due shall constitute an immediate Event of Default under the Credit Agreement.
5.Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

a.    the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action;
b.    after giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing or would result herefrom; and
c.    all representations and warranties contained in the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof); provided that any such representations and warranties that by their express terms are made as of a specific date are true and correct in all material respects as of such specific date.
d.    the Credit Parties party hereto constitute all of the Subsidiaries of the Borrower required to be a Subsidiary Guarantor pursuant to the terms of the Credit Agreement.

6.Agreement in Full Force and Effect; Borrower Ratification of other Loan Documents. Except as specifically amended hereby, the Existing Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Existing Agreement or any Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference herein or in any Loan Document to the "Credit Agreement" shall mean and be a reference to the Credit Agreement as amended hereby. For the avoidance of doubt, this Amendment shall constitute a Loan Document for all purposes under the Credit Agreement. All other Loan Documents to which the Borrower is a party remain in full force and effect, and the Borrower hereby ratifies all of its obligations thereunder.
7.Ratification of Guaranty. Each of the undersigned Subsidiary Guarantors hereby acknowledges and consents to this Amendment, and agrees that its Guaranty Agreement in favor of the Administrative Agent for the benefit of the Secured Parties, and all other Loan Documents to which it is a party, remain in full force and effect, and each of the Subsidiary Guarantors hereby ratifies all of its respective obligations thereunder.
8.Release of Claims. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party, on behalf of itself and its respective Related Parties (collectively, the "Releasing Parties"), acknowledges and agrees that: (a) none of the Releasing Parties presently has any claim or cause of action against any of the Administrative Agent, any Lender or any of their respective Related Parties (collectively, the "Released Parties") relating to or arising out of any Loan Document or any agreement entered into in connection therewith; (b) to the actual (and not constructive or imputed) knowledge of any officer of any Credit Party, none of the Releasing Parties presently has any offset right, counterclaim or defense of any kind against any of their respective Obligations, debt or liabilities to the Administrative Agent or any Lender; and (c) each of the Released Parties has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties and their Subsidiaries under the Loan Documents to which it is a party. Each of the Credit Parties wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent or any Lenders’ rights, interests, contracts, or remedies under the Loan Documents, whether known or unknown, as applicable. Therefore, each of the Credit Parties, on behalf of the Releasing Parties, unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or debt of any kind of the Administrative Agent and each Lender to the Releasing Parties, in each case, occurring, existing or arising on or prior to the date of this Amendment, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Releasing Parties might otherwise have against any of the Released Parties for actions taken or not taken on or prior to the date of this Amendment, in each case under clause (x) or clause (y), (A) whether known or unknown, on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, debt, claim, cause of action, defense, circumstance or matter of any kind, (B) other than any such liabilities, obligations, claims, causes of action or suits resulting from the gross negligence or willful misconduct of the Administrative Agent or any Lender, as determined by a court of competent jurisdiction in a final non-appealable judgment and

(C) relating to or arising out of the Loan Documents or any agreement entered into in connection therewith. The Released Parties shall not be liable with respect to, and each of the Credit Parties hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to the Loan Documents or arising out of activities in connection herewith or therewith (whether before, on or after the date hereof.
9.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.
10.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and assigns and the Administrative Agent and Lenders and their respective successors and assigns.
11.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
12.Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.
13.ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

LUBY’S, INC.

By:    /s Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

LUBY'S FUDDRUCKERS RESTAURANTS, LLC

By:    /s Peter Tropoli
Peter Tropoli
President and Chief Operating Officer

LUBY’S BEV I, LLC
LUBY’S BEV II, LLC

Each by: /s Peter Tropoli
Peter Tropoli
Manager

LUBY’S BEVCO, INC.

By:    /s Christopher J. Pappas
Christopher J. Pappas
President and CEO

FUDDRUCKERS OF ANNAPOLIS, LLC
FUDDRUCKERS OF HOWARD COUNTY, LLC
FUDDRUCKERS OF BRANDYWINE, LLC

Each by Luby’s Bev II, LLC, as its Managing Member

By:    /s Peter Tropoli
Peter Tropoli
Manager

PARADISE CHEESEBURGERS, LLC
By: Luby’s Fuddruckers Restaurants, LLC, as its Manager

By:    /s Peter Tropoli
Peter Tropoli
President and Chief Operating Officer

PARADISE RESTAURANT GROUP, LLC
CHEESEBURGER OF NEWARK, LLC
CHEESEBURGER OF FT. MYERS, LLC
CHEESEBURGER OF SANDESTIN, L.L.C.
CHEESEBURGER OF DOWNERS GROVE, LLC
CHEESEBURGER OF ALGONQUIN, LLC
CHEESEBURGER OF EVANSVILLE, LLC
CHEESEBURGER OF FISHERS, LLC
CHEESEBURGER OF SOUTHPORT, LLC
CHEESEBURGER OF TERRE HAUTE, LLC
CHEESEBURGER OF KANSAS CITY, LLC
CHEESEBURGER OF PASADENA, LLC
CHEESEBURGER OF CALIFORNIA, LLC
CHEESEBURGER IN PARADISE OF ST. MARY’S COUNTY, LLC
CHEESEBURGER OF STERLING HEIGHTS, LLC
HIGH TIDES OF OMAHA, LLC
CHEESEBURGER OF SECAUCUS, LLC
CHEESEBURGER OF WALLKILL, LLC
CHEESEBURGER OF MYRTLE BEACH, LLC
CHEESEBURGER OF FREDERICKSBURG, LLC
CHEESEBURGER OF NEWPORT NEWS, LLC
CHEESEBURGER OF VIRGINIA BEACH, LLC
CHEESEBURGER OF WOODBRIDGE, LLC
CHEESEBURGER OF MIDDLETON, LLC

Each by:    /s Peter Tropoli
Peter Tropoli
President

CHEESEBURGER IN PARADISE OF ANNE ARUNDEL COUNTY, INC.

By:    /s Peter Tropoli
Peter Tropoli
Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By: /s Reginald T. Dawson
Name: Reginald T. Dawson
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By: /s Reginald T. Dawson
Name: Reginald T. Dawson
Title: Senior Vice President

CADENCE BANK, N.A.
as Lender

By:     /s Josh Taylor
Name: Josh Taylor
Title: Senior Vice President

TEXAS CAPITAL BANK, N.A.
as Lender

By:     /s Eva Pawelek
Name: Eva Pawelek
Title: Senior Vice President

EXHIBIT A
AMENDED CREDIT AGREEMENT

(see attached)

Exhibit A

Published CUSIP Number: 54928GAE0
Revolving Credit CUSIP Number: 54928GAF7
Term Loan CUSIP Number: 54928GAG5

$65,000,000
CREDIT AGREEMENT

dated as of November 8, 2016,

by and among
LUBY’S, INC.,
as Borrower,
The other Credit Parties party hereto,
the Lenders from time to time party hereto,
CADENCE BANK, N.A. and TEXAS CAPITAL BANK, N.A.,
as Co-Syndication Agents,

and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender, Issuing Lender,
Sole Lead Arranger and Sole Bookrunner

Table of Contents
Page

ARTICLE I	DEFINITIONS 1

SECTION 1.1	Definitions 1

SECTION 1.2	Other Definitions and Provisions 32

SECTION 1.3	Accounting Terms 32

SECTION 1.4	UCC Terms 33

SECTION 1.5	Rounding 33

SECTION 1.6	References to Agreement and Laws 33

SECTION 1.7	Times of Day 33

SECTION 1.8	Letter of Credit Amounts 33

SECTION 1.9	Guarantees; Earn-Outs 34

SECTION 1.10	Covenant Compliance Generally 34

ARTICLE II	REVOLVING CREDIT FACILITY 34

SECTION 2.1	Revolving Credit Loans 34

SECTION 2.2	Swingline Loans 34

SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans 36

SECTION 2.4	Repayment and Prepayment of Revolving Credit and Swingline Loans 37

SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment 38

SECTION 2.6	Termination of Revolving Credit Facility 39

ARTICLE III	LETTER OF CREDIT FACILITY 39

SECTION 3.1	L/C Facility 39

SECTION 3.2	Procedure for Issuance of Letters of Credit 40

SECTION 3.3	Commissions and Other Charges 40

SECTION 3.4	L/C Participations 41

SECTION 3.5	Reimbursement Obligation of the Borrower 42

SECTION 3.6	Obligations Absolute 42

SECTION 3.7	Effect of Letter of Credit Application 43

SECTION 3.8	Resignation of Issuing Lenders 43

SECTION 3.9	Reporting of Letter of Credit Information and L/C Commitment 43

SECTION 3.10	Letters of Credit Issued for Subsidiaries 43

ARTICLE IV	TERM LOAN FACILITY 44

SECTION 4.1	Initial Term Loan 44

SECTION 4.2	Procedure for Advance of Term Loan 44

SECTION 4.3	Repayment of Term Loans 44

SECTION 4.4	Prepayments of Term Loans 44

SECTION 4.5	Termination of Term Loan Facility 46

ARTICLE V	GENERAL LOAN PROVISIONS 46

SECTION 5.1	Interest 46

SECTION 5.2	Notice and Manner of Conversion or Continuation of Loans 48

SECTION 5.3	Fees 48

SECTION 5.4	Manner of Payment 49

SECTION 5.5	Evidence of Indebtedness; Repayment on Maturity Date 49

SECTION 5.6	Sharing of Payments by Lenders 50

SECTION 5.7	Administrative Agent’s Clawback 51

SECTION 5.8	Changed Circumstances 52

SECTION 5.9	Indemnity 52

SECTION 5.10	Increased Costs 53

SECTION 5.11	Taxes 54

SECTION 5.12	Mitigation Obligations; Replacement of Lenders 57

SECTION 5.13	[Reserved] 59

SECTION 5.14	Cash Collateral 63

SECTION 5.15	Defaulting Lenders 63

ARTICLE VI	CONDITIONS OF CLOSING AND BORROWING 66

SECTION 6.1	Conditions to Closing and Initial Extensions of Credit 66

SECTION 6.2	Conditions to All Extensions of Credit 70

ARTICLE VII	REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES 71

SECTION 7.1	Organization; Power; Qualification 71

SECTION 7.2	Ownership 71

SECTION 7.3	Authorization; Enforceability 72

SECTION 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, 72

SECTION 7.5	Compliance with Law; Governmental Approvals 72

SECTION 7.6	Tax Returns and Payments 72

SECTION 7.7	Intellectual Property Matters 73

SECTION 7.8	Environmental Matters 73

SECTION 7.9	Employee Benefit Matters 74

SECTION 7.10	Margin Stock 75

SECTION 7.11	Government Regulation 75

SECTION 7.12	Intentionally Omitted 75

SECTION 7.13	Employee Relations 75

SECTION 7.14	Burdensome Provisions 75

SECTION 7.15	Financial Statements 75

SECTION 7.16	No Material Adverse Change 76

SECTION 7.17	Solvency 76

SECTION 7.18	Title to Properties 76

SECTION 7.19	Litigation 76

SECTION 7.20	Anti-Terrorism; Anti-Money Laundering 76

SECTION 7.21	[Reserved] 77

SECTION 7.22	[Reserved] 77

SECTION 7.23	Disclosure 77

SECTION 7.24	Insurance 77

SECTION 7.25	Collateral Matters 77

SECTION 7.26	Leases 77

SECTION 7.27	Franchise Arrangements 78

ARTICLE VIII	AFFIRMATIVE COVENANTS 78

SECTION 8.1	Financial Statements and Budgets 78

SECTION 8.2	Certificates; Other Reports 79

SECTION 8.3	Notice of Litigation and Other Matters 81

SECTION 8.4	Preservation of Corporate Existence and Related Matters 82

SECTION 8.5	Maintenance of Property and Licenses 82

SECTION 8.6	Insurance 82

SECTION 8.7	Accounting Methods and Financial Records 83

SECTION 8.8	Payment of Taxes and Other Obligations 83

SECTION 8.9	Compliance with Laws and Approvals 83

SECTION 8.10	Environmental Laws 83

SECTION 8.11	Compliance with ERISA 83

SECTION 8.12	[Reserved] 84

SECTION 8.13	Visits and Inspections 84

SECTION 8.14	Additional Subsidiaries and Real Property 84

SECTION 8.15	Information Regarding Collateral 85

SECTION 8.16	Use of Proceeds 85

SECTION 8.17	Cash Management Arrangements 86

SECTION 8.18	Further Assurances 86

SECTION 8.19	Required Hedging 86

SECTION 8.20	Compliance with Anti-Corruption Laws and Sanctions 86

SECTION 8.21	Post-Closing Covenants 86

ARTICLE IX	NEGATIVE COVENANTS 86

SECTION 9.1	Indebtedness 87

SECTION 9.2	Liens 87

SECTION 9.3	Investments 89

SECTION 9.4	Fundamental Changes 90

SECTION 9.5	Asset Dispositions 91

SECTION 9.6	Restricted Payments 92

SECTION 9.7	Transactions with Affiliates 93

SECTION 9.8	Accounting Changes; Organizational Documents 93

SECTION 9.9	[Reserved] 94

SECTION 9.10	No Further Negative Pledges; Restrictive Agreements 94

SECTION 9.11	Nature of Business 94

SECTION 9.12	[Reserved] 94

SECTION 9.13	Sale Leasebacks 95

SECTION 9.14	[Reserved] 95

SECTION 9.15	Financial Covenants 95

SECTION 9.16	Growth Capital Expenditures 95

SECTION 9.17	Disposal of Subsidiary Interests 95

ARTICLE X	DEFAULT AND REMEDIES 95

SECTION 10.1	Events of Default 95

SECTION 10.2	Remedies 97

SECTION 10.3	Rights and Remedies Cumulative; Non-Waiver; etc 98

SECTION 10.4	Crediting of Payments and Proceeds 99

SECTION 10.5	Administrative Agent May File Proofs of Claim 100

SECTION 10.6	Credit Bidding 100

ARTICLE XI	THE ADMINISTRATIVE AGENT 101

SECTION 11.1	Appointment and Authority 101

SECTION 11.2	Rights as a Lender 101

SECTION 11.3	Exculpatory Provisions 102

SECTION 11.4	Reliance by the Administrative Agent 103

SECTION 11.5	Delegation of Duties 103

SECTION 11.6	Resignation of Administrative Agent 103

SECTION 11.7	Non-Reliance on Administrative Agent and Other Lenders 104

SECTION 11.8	No Other Duties, Etc 105

SECTION 11.9	Collateral and Guaranty Matters 105

SECTION 11.10	Secured Hedge Agreements and Secured Cash Management Agreements 106

ARTICLE XII	MISCELLANEOUS 106

SECTION 12.1	Notices 106

SECTION 12.2	Amendments, Waivers and Consents 108

SECTION 12.3	Expenses; Indemnity 111

SECTION 12.4	Right of Setoff 113

SECTION 12.5	Governing Law; Jurisdiction, Etc 113

SECTION 12.6	WAIVER OF JURY TRIAL 114

SECTION 12.7	Reversal of Payments 115

SECTION 12.8	Injunctive Relief 115

SECTION 12.9	Successors and Assigns; Participations 115

SECTION 12.10	Treatment of Certain Information; Confidentiality 119

SECTION 12.11	Performance of Duties 120

SECTION 12.12	All Powers Coupled with Interest 120

SECTION 12.13	Survival 120

SECTION 12.14	Titles and Captions 121

SECTION 12.15	Severability of Provisions 121

SECTION 12.16	Counterparts; Integration; Effectiveness; Electronic Execution 121

SECTION 12.17	Term of Agreement 121

SECTION 12.18	USA PATRIOT Act; Anti-Money Laundering Laws 122

SECTION 12.19	Independent Effect of Covenants 122

SECTION 12.20	No Advisory or Fiduciary Responsibility 122

SECTION 12.21	Inconsistencies with Other Documents 123

SECTION 12.22	ENTIRE AGREEMENT 123

SECTION 12.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 123

EXHIBITS
Exhibit A-1	Form of Revolving Credit Note
Exhibit A-2	Form of Swingline Note
Exhibit A-3	Form of Term Loan Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Account Designation
Exhibit D	Form of Notice of Prepayment
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Officer’s Compliance Certificate
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.1(a)	Commitments and Commitment Percentages
Schedule 1.1(b)	Existing Letters of Credit
Schedule 7.1	Jurisdictions of Organization and Qualification
Schedule 7.2	Subsidiaries and Capitalization
Schedule 7.6	Tax Matters
Schedule 7.9	ERISA Plans
Schedule 7.13	Labor and Collective Bargaining Agreements
Schedule 7.18	Real Property
Schedule 7.19	Litigation
Schedule 7.26	Leases
Schedule 7.27 Schedule 9.1	Franchise Agreements Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3 Schedule 9.5	Existing Loans, Advances and Investments Pre-Approved Asset Dispositions
Schedule 9.7	Transactions with Affiliates

CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of November 8, 2016, by and among LUBY’S, INC., a Delaware corporation (the "Borrower"), the other Credit Parties from time to time party hereto, each lender from time to time party hereto (collectively, the "Lenders" and each, individually, a "Lender" and as further defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.
STATEMENT OF PURPOSE
The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
"Accounting Period" means each four (4) week period in the Borrower’s fiscal year. Each fiscal year of the Borrower shall include thirteen (13) Accounting Periods, with the first Accounting Period of the Borrower’s fiscal year commencing on the last Thursday of August.
"Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business, business unit or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
"Administrative Agent" means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.
"Administrative Agent’s Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).
"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.
"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agent Parties" has the meaning assigned thereto in Section 12.1(e).
"Agreement" means this Credit Agreement.
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"Anti-Money Laundering Laws" means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. ßß 5311-5330 and 12U.S.C. ßß 1818(s), 1820(b) and 1951-1959).
"Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
"Applicable Margin" means, during each time period set forth below, the corresponding percentages per annum as set forth below opposite such time period:

Period	LIBOR Rate Loans	Base Rate Loans
From the Second Amendment Effective Date through June 30, 2018	4.50%	3.50%
From July 1, 2018 through September 30, 2018	4.75%	3.75%
From October 1, 2018 through December 31, 2018	5.00%	4.00%
From January 1, 2019 through March 31, 2019	5.25%	4.25%
From April 1, 2019 until the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable	5.50%	4.50%
"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Arranger" means Wells Fargo, in its capacity as sole lead arranger and sole bookrunner.
"Asset Disposition" means the sale, transfer, license, lease (including, for the avoidance of doubt, pursuant to a sale and leaseback transaction) or other disposition of any Property (including any disposition of Equity Interests) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Credit Party. The term "Asset Disposition" shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge

Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary.
"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.
"Attributable Indebtedness" means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bankruptcy Code" means 11 U.S.C. ßß 101 et seq.
"Base Rate" means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
"Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).
"Borrower" has the meaning assigned thereto in the introductory paragraph to this Agreement.
"Borrower Materials" has the meaning assigned thereto in Section 8.2.
"Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Texas and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.
"Capital Expenditures" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person or the receipt of any proceeds resulting from such condemnation, as applicable.
"Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.
"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
"Cash Collateralize" means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
"Cash Equivalents" means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (e) money market funds that (i) comply with the criteria set forth in the SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) have a rating of "A" or better by a nationally recognized rating agency, and (iii) have portfolio assets of at least $5,000,000,000.
"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.
"Cash Management Bank" means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.
"Ceiling Rate" means, on any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in the Texas Finance Code) for that day. Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to Borrower or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum non-usurious rate of interest permitted by applicable law fluctuates.
"Change in Control" means an event or series of events by which:
(a)any Subsidiary Guarantor shall cease to be a Wholly-Owned Subsidiary; or
(b)any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a "person" or "group" shall be deemed to have "beneficial ownership" of all Equity Interests that such "person" or "group" has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.
"Class" means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.
"Closing Date" means the date of this Agreement.
"Code" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
"Collateral" means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.
"Commitment Fee" has the meaning assigned thereto in Section 5.3(a).

"Commitment Percentage" means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.
"Commitments" means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. ß 1 et seq.).
"Competitor" means any Person that is a bona fide direct competitor of the Borrower or any of its Subsidiaries in the same industry or a substantially similar industry which offers a substantially similar product or service as the Borrower or any of its Subsidiaries.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
"Consolidated Adjusted Rental Expense" means, for the relevant Measurement Period, Consolidated Cash Rental Expense for such Measurement Period multiplied by eight (8).
"Consolidated Cash Balance" means, at any time, the aggregate amount of cash and Cash Equivalents held or owned by the Credit Parties; provided that Consolidated Cash Balance shall exclude (a) any Cash Collateral, (b) any cash or Cash Equivalents set aside to pay in the ordinary course of business amounts of any Credit Party then due and owing to third parties and for which such Credit Party has issued checks or has initiated wires or ACH transfers in order to pay, and (c) any cash held in an Excluded Account.
"Consolidated Cash Rental Expense" means, for the relevant Measurement Period, all cash rental expense of the Borrower and its Subsidiaries paid or payable during such Measurement Period, determined on a consolidated basis in accordance with GAAP, incurred under any rental agreements or leases, other than obligations in respect of any Capital Lease Obligations and Synthetic Leases.
"Consolidated EBITDA" means, for the relevant Measurement Period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non‑cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses (excluding extraordinary losses from Restaurant closures and other discontinued operations), (v) Consolidated Restaurant Pre-Opening Costs, (vi) non-cash stock-based employee compensation to the extent deducted from Consolidated Net Income, (vii) Transaction Costs and (viii) The Required Lenders consented to the following addbacks in the Second Consent to Credit Agreement: (i) The "Exhibit A" addbacks attached to the Second Consent to Credit Agreement and (ii) losses and expenses related to damage incurred from Hurricane Harvey, to the extent not covered by insurance, in an aggregate amount not to exceed $1,494,456 (collectively, the "Requested Add-Backs"); provided, that such Requested Add-Backs shall be added-back solely during one or more of the seven consecutive Measurement Periods commencing with the Measurement Period ending March 15, 2017 and concluding with the Measurement Period ending August 29, 2018. other non-recurring items approved by the Required Lenders in their sole and exclusive discretion, less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary gains and (iii) non-cash gains or non-cash items increasing Consolidated Net Income; provided that, if the Borrower or any of its Subsidiaries acquires all of the Equity Interests or all or substantially all of the assets of any Person during such Measurement Period, Consolidated EBITDA shall be adjusted in a manner satisfactory to the Administrative Agent to give pro forma effect to such acquisition assuming that such transaction had occurred on the first day of such period.
"Consolidated EBITDAR" means, for the relevant Measurement Period, an amount equal to (without duplication) (i) Consolidated EBITDA for such Measurement Period, plus (ii) Consolidated Cash Rental Expense for such Measurement Period but without duplication of rental expense included in the calculation of Consolidated Restaurant Pre-Opening Costs.
"Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) all reimbursement obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments and including, without duplication, all L/C Obligations, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any of its Subsidiaries, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary of the Borrower is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
"Consolidated Interest Expense" means, for the relevant Measurement Period, the interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to interest Hedge Agreements) determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP for such Measurement Period.
"Consolidated Liquidity" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) cash held in Controlled Accounts at such time and (b) unused Revolving Credit Commitments available for borrowing at such time.
"Consolidated Net Income" means, for the relevant Measurement Period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period.
"Consolidated Restaurant Pre-Opening Costs" means "Start-up costs" (such term used herein as defined in ASC 720-15 Start-Up Costs issued by the Financial Accounting Standards Board published by the American Institute of Certified Public Accountants) incurred by the Borrower or any of its Subsidiaries on a consolidated basis related to the acquisition, opening and organizing of New Restaurant Locations, such costs to include, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities.
"Consolidated Total Lease Adjusted Leverage Ratio" means, for the relevant Measurement Period, the ratio of (a) the sum of (x) Consolidated Funded Indebtedness as of the last day of such Measurement Period plus (y) Consolidated Adjusted Rental Expense for such Measurement Period to (b) Consolidated EBITDAR for such Measurement Period.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
"Controlled Account" means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at the time such control agreement is executed.
"Credit Facility" means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.
"Credit Parties" means, collectively, the Borrower and the Guarantors.
"Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.
"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
"Default" means any of the events specified in Section 10.1 which with the passage of time or the giving of notice would constitute an Event of Default.
"Defaulting Lender" means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative

Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.
"Disqualified Equity Interests" means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a)  mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled required payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the later of the Term Loan Maturity Date or the Revolving Credit Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
"Disqualified Lender" means a Person that is a Competitor of the Borrower or any of its Subsidiaries and designated as such by written notice to the Administrative Agent (which such notice shall specify such Person by exact legal name); provided, that such Person shall cease to be a "Disqualified Lender" upon the Administrative Agent’s receipt of notice thereof from the Borrower.
"Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

"Domestic Subsidiary" means any Subsidiary organized under the laws of any political subdivision of the United States.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).
"Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan) (i) that is maintained for employees of any Credit Party or any ERISA Affiliate or (ii) to which any Credit Party is required to contribute on behalf of its employees or with respect to which any Credit Party has or could reasonably be expected to have any liability.
"Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.
"Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment or worker health and safety, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation exposure to or remediation of Hazardous Materials.
"Equity Interests" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

"Equity Issuance" means (a) any issuance by the Borrower of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof. The term "Equity Issuance" shall not include (A) any Asset Disposition or (B) any Debt Issuance.
"ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.
"ERISA Affiliate" means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(b), (c), (m) and (o) of the Code.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
"Eurodollar Reserve Percentage" means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
"Event of Default" means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
"Excess Cash Flow" means for any fiscal year, Consolidated EBITDA for the Borrower and its Subsidiaries on a Consolidated basis, for such fiscal year, minus the sum, without duplication, of (i) the aggregate amount of cash actually paid by the Borrower and its Subsidiaries during such fiscal year on account of Capital Expenditures and Permitted Acquisitions (other than to the extent any such Capital Expenditure or Permitted Acquisition is made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that were not included in Consolidated EBITDA for such fiscal year), (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness made by the Borrower and its Subsidiaries during such fiscal year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) Consolidated Interest Expense for such fiscal year, (iv) any extraordinary losses added back to Consolidated Net Income in the calculation of Consolidated EBITDA for such fiscal year, (v) voluntary principal prepayments of the Term Loan during such fiscal year, (vi) voluntary prepayments or repayments of Revolving Credit Loans during such fiscal year to the extent that the Revolving Credit Commitment is permanently reduced by an equal amount at the time of such prepayment, (vii) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated EBITDA for such fiscal year and (viii) income and franchise taxes paid in cash by the Borrower or any of its Subsidiaries during such fiscal year.
"Exchange Act" means the Securities Exchange Act of 1934.
"Excluded Account" has the meaning assigned in Section 8.17.
"Excluded Swap Obligation" means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under Section 20 of the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.
"Existing Credit Agreement" means that certain Credit Agreement, dated as of August 14, 2013 by and among, inter alia, Luby’s, Inc. and Wells Fargo Bank, National Association as Administrative Agent (as amended, modified or otherwise supplemented prior to the date hereof).
"Existing Letters of Credit" means those letters of credit existing on the Closing Date and identified on Schedule 1.1(b).
"Existing Restaurant Concept" has the meaning assigned in Section 9.11.
"Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory law, regulation or practice adopted pursuant to any such intergovernmental agreement.
"FDIC" means the Federal Deposit Insurance Corporation.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such date shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Fee Letters" means (a) the separate fee letter agreement dated September 23, 2016 among the Borrower and Wells Fargo and (b) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.
"FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.
"First Tier Foreign Subsidiary" means any Foreign Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Credit Party.
"Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.
"Franchise Agreements" means each of the agreements entered into from time to time by the Borrower or any of its Subsidiaries pursuant to which a Credit Party or their Subsidiaries as Franchisor agrees to allow a Franchisee to operate a restaurant facility using restaurant concepts of the Credit Parties.
"Franchised Unit Locations" means, collectively, the property comprising each Restaurant Location covered by a Franchise Agreement.
"Franchisee" means each third party unaffiliated restaurant operator identified as a franchisee in any Franchise Agreement.
"Franchisor" means any Credit Party that is a party to a Franchise Agreement.
"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than

Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
"Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.
"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Growth Capital Expenditures" means, with respect to any Person for any period, any Capital Expenditures related to (i) the construction, acquisition, remodeling, reimaging or opening of Restaurants during such period (including due diligence and permitting costs), which shall include, for the avoidance of doubt, any Consolidated Restaurant Pre-Opening Costs and (ii) any discretionary, non-recurring investments in in-store information technology.
"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).
"Guarantors" means, collectively, the Subsidiary Guarantors.
"Guaranty Agreement" means, collectively, the Guaranty Agreement made by the Subsidiary Guarantors in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 8.14.
"Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
"Hedge Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.
"Hedge Bank" means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.
"Hedge Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
"Indebtedness" means, with respect to any Person at any date and without duplication, the sum of the following:
a.all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;
b.all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all payment obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
c.the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
d.all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
e.all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
f.all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;
g.all obligations of any such Person in respect of Disqualified Equity Interests;
h.all net obligations of such Person under any Hedge Agreements; and
i.all Guarantees of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnitee" has the meaning assigned thereto in Section 12.3(b).
"Information" has the meaning assigned thereto in Section 12.10.
"Initial Issuing Lender" means Wells Fargo in its capacity as issuer of Letters of Credit hereunder.
"Initial Term Loan" means the term loan made, or to be made, to the Borrower by the Term Loan Lenders on the Closing Date pursuant to Section 4.1.

"Insurance and Condemnation Event" means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
"Interest Period" means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if agreed in writing by all of the relevant Lenders and such rate is available on the Reuters Screen LIBOR01 Page or a comparable reference acceptable to the Administrative Agent, seven (7) days thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:
(a)the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and
(e)there shall be no more five (5) Interest Periods in effect at any time.
"Investment" means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or permits to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person.
"Investment Company Act" means the Investment Company Act of 1940 (15 U.S.C. ß 80(a)(1), et seq.).
"IRS" means the United States Internal Revenue Service.
"ISP98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

"Issuing Lender" means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) the Initial Issuing Lender and (ii) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an "Issuing Lender" hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not unreasonably be delayed or withheld) as an "Issuing Lender" hereunder, in each case in its capacity as issuer of any Letter of Credit and (b) with respect to the Existing Letters of Credit, Wells Fargo Bank, National Association, in its capacity as issuer thereof.
"L/C Commitment" means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit for the account of the Borrower from time to time in an aggregate amount equal to (a) for the Initial Issuing Lender, the L/C Sublimit and (b) for any other Issuing Lender becoming an Issuing Lender after the Closing Date, such amount as separately agreed to in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (a) and (b) above, any such amount may be changed after the Closing Date in a written agreement between the Borrower and such Issuing Lender (which such agreement shall be promptly delivered to the Administrative Agent upon execution); provided that the L/C Commitment with respect to any Person that ceases to be an Issuing Lender for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
"L/C Facility" means the letter of credit facility established pursuant to Article III.
"L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
"L/C Participants" means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.
"L/C Sublimit" means the lesser of (a) two million Dollars ($2,000,000) and (b) the Revolving Credit Commitment.
"Lease" means, collectively, each lease of real property related to a Restaurant or to the operation of the business of the Credit Parties, including, but not limited to those leases listed on Schedules 7.26.
"Lender" has the meaning specified in the introductory paragraph hereto includes and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.
"Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.
"Letter of Credit Application" means an application, in the form specified by the applicable Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.
"Letters of Credit" means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. Notwithstanding anything to the contrary contained herein, a letter of credit issued by any Issuing Lender (other than Wells Fargo at any time it is also acting as Administrative

Agent) shall not be a "Letter of Credit" for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the applicable Issuing Lender.
"LIBOR" means,
a.for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration ("ICE") (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
b.for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate as set by ICE (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then "LIBOR" for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. To the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice as reasonably determined by the Administrative Agent; provided that if such market practice is reasonably determined by the Administrative Agent to not be administratively feasible, such approved rate shall be applied in a manner reasonably determined by the Administrative Agent.
Notwithstanding the foregoing, in no event shall LIBOR be less than 0%.
"LIBOR Rate" means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage
"LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

"Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
"Loan Documents" means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Guaranty Agreement, the Fee Letters, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).
"Loans" means the collective reference to the Revolving Credit Loans, Term Loans and the Swingline Loans, and "Loan" means any of such Loans.
"London Banking Day" means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
"Maintenance Capital Expenditures" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, any Capital Expenditures that are not Growth Capital Expenditures.
"Material Adverse Effect" means, with respect to the Borrower and its Subsidiaries, (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any of the Credit Parties to perform its obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.
"Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower.
"Minimum Collateral Amount" means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.
"Moody’s" means Moody’s Investors Service, Inc.
"Mortgages" means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.
"Net Cash Proceeds" means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.
"New Restaurant" means a Restaurant, which commenced operation by the Borrower or any of its Subsidiaries after the Closing Date and which, at the relevant time of reference, has not been operational for twelve (12) months.
"New Restaurant Location" means a Restaurant, or any property, building or fixtures being developed or to be developed into a Restaurant, whose ownership or operation the Borrower or any of its Subsidiaries started after the Closing Date.
"Non-Consenting Lender" means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (ii) has been approved by the Required Lenders.
"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.
"Non-Guarantor Subsidiary" means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.
"Notes" means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.
"Notice of Account Designation" has the meaning assigned thereto in Section 2.3(b).
"Notice of Borrowing" has the meaning assigned thereto in Section 2.3(a).
"Notice of Conversion/Continuation" has the meaning assigned thereto in Section 5.2.
"Notice of Prepayment" has the meaning assigned thereto in Section 2.4(c).
"Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans,

(b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
"OFAC" means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
"Officer’s Compliance Certificate" means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.
"Operating Lease" means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12(b)).
"Participant" has the meaning assigned thereto in Section 12.9(d).
"Participant Register" has the meaning assigned thereto in Section 12.9(d).
"PATRIOT Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.
"Pension Plan" means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliates.
"Permitted Acquisition" means any Acquisition consummated prior to the Second Amendment Effective Date that meets all of the following requirements:
a.no less than fifteen (15) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered written notice of such Acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such Acquisition and a summary of the material terms thereof;
b.the board of directors or other similar governing body of the Person to be acquired shall have approved such Acquisition (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval);
c.the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrower and its Subsidiaries as conducted immediately prior to such Acquisition;
d.if such Acquisition is a merger or consolidation, the Borrower or a Subsidiary Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby;
e.no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent that, on a pro forma basis after giving effect to such Acquisition (as of the closing date of the Acquisition), (i) the Borrower is in compliance with Section 9.15(b), (ii)  the Consolidated Total Lease Adjusted Leverage Ratio shall not be greater than 4.75:1.00 and (iii) the sum of (A) the Borrower’s unused Revolving Credit Commitments (other than Revolving Credit Commitments in respect of L/C Obligations) plus (B) unrestricted cash and Cash Equivalents shall be at least five million Dollars ($5,000,000);
f.no later than three (3) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent) the Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information, which shall be in form and substance reasonably satisfactory to the Administrative Agent;
g.no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;
h.the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such Acquisition if (i) the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions), together with all other Acquisitions consummated during the twelve (12) month period immediately preceding such Acquisition, exceeds seven million five hundred thousand Dollars ($7,500,000) and (ii) the Permitted Acquisition Consideration for all Acquisitions (or series of related Acquisitions), together with all other Acquisitions consummated during the term of this Agreement exceeds twenty million Dollars ($20,000,000) in the aggregate;
i.the Borrower shall demonstrate, in form and substance reasonably satisfactory to the Administrative Agent, that the entity to be acquired had positive Consolidated EBITDA for the four (4) fiscal quarter period ended immediately prior to the proposed closing date of such Acquisition; and

j.the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such purchase or other Acquisition.
Notwithstanding anything to the contrary set forth in this Agreement, for clarity, no Acquisition entered into on or after the Second Amendment Effective Date shall constitute a Permitted Acquisition.
"Permitted Acquisition Consideration" means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of the Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.
"Permitted Acquisition Diligence Information" means with respect to any applicable Acquisition, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements, and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such Acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).
"Permitted Acquisition Documents" means with respect to any Acquisition proposed by the Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.
"Permitted Holders" means Christopher J. Pappas, Harris J. Pappas, and Pappas Restaurants, Inc.
"Permitted Liens" means the Liens permitted pursuant to Section 9.2.
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Platform" has the meaning assigned thereto in Section 8.2.
"Pledge Agreement" means the Pledge Agreement made by the Credit Parties in favor of the Secured Parties, together with each other pledge agreement supplement delivered pursuant to Section 8.14.
"Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
"Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

"Public Lenders" has the meaning assigned thereto in Section 8.2.
"Qualified Equity Interests" means any Equity Interests that are not Disqualified Equity Interests.
"Real Estate Collateral" means any real estate property owned by any Credit Party that is identified by the Administrative Agent in its sole discretion pursuant to a Real Estate Collateral Notice and subsequently pledged as security for the Secured Obligations in favor of the Administrative Agent (for the benefit of the Secured Parties) in accordance with Section 8.22.
"Real Estate Collateral Documents" means, collectively:
(i)Title Insurance. A mortgagee title insurance policy on the standard form prescribed by the Texas Board of Insurance (or prescribed by customary banking practice, as determined by the Administrative Agent, in any other state where the relevant property is located if not in Texas), insuring the first priority Lien of the Administrative Agent, for the benefit of the Secured Parties, and showing no Liens prior to such Lien other than Permitted Liens (excluding Permitted Liens securing borrowed money) and/or Liens securing ad valorem taxes not yet due and payable, with title insurance companies reasonably acceptable to the Administrative Agent, on each property subject to a Mortgage, together with such endorsements as the Administrative Agent may require.
(ii)Title Exceptions. Copies of all recorded documents creating exceptions to the title policy referred to in clause (i) above.
(iii)Matters Relating to Flood Hazard Properties. With respect to each parcel of real property subject to a Mortgage, (A) a "life of loan" flood hazard certification issued by a company or agency with appropriate flood hazard certification capabilities and expertise in the community where such property is located and otherwise reasonably acceptable to the Administrative Agent and, (B) if such parcel of real property is located in a Special Flood Hazard Area:
(I)     notices to (and confirmation of receipt by) the applicable Credit Party or Credit Parties as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program; and
(II)    to the extent flood hazard insurance is available in the community in which the real property is located, a copy of one of the following: (w) the flood hazard insurance policy, (x) the applicable Credit Party’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to such Credit Party or (z) such other evidence of flood hazard insurance reasonably satisfactory to the Administrative Agent.
(iv)Surveys. Copies of ALTA surveys of a recent date (and in any event not more than sixty (60) days (or such longer time period as the Administrative Agent may agree in its sole discretion) prior to the issuance of the relevant Real Estate Collateral Notice) of each parcel of real property subject to a Mortgage certified as of a recent date by a registered engineer or land surveyor. If required by the title company or requested by the Administrative Agent, each such survey shall be accompanied by an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate. Such survey shall show the area of such property, all boundaries of the land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Administrative Agent may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by Applicable Laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all above ground utilities serving the improvement.
(v)Environmental Assessments. If requested by the Administrative Agent, a Phase I environmental assessment and such other environmental report reasonably requested by the Administrative Agent regarding each parcel of real property subject to a Mortgage by an environmental engineering firm reasonably acceptable to the Administrative Agent showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws, either of which could reasonably be expected to have a Material Adverse Effect.
(vi)Other Real Property Information. Such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, landlord agreements/waivers, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.
"Real Estate Collateral Notice" means a notice from the Administrative Agent to the Borrower identifying any parcel (or multiple parcels) of real estate property owned by any Credit Party and instructing the Credit Parties that such property be pledged as Real Estate Collateral in accordance with Section 8.22.
"Recipient" means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
"Register" has the meaning assigned thereto in Section 12.9(c).
"Reimbursement Obligation" means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
"Related Parties" means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
"Removal Effective Date" has the meaning assigned thereto in Section 11.6(b).
"Required Lenders" means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
"Required Revolving Credit Lenders" means, at any date, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the sum of the aggregate amount of the Revolving Credit

Commitment or, if the Revolving Credit Commitment has been terminated, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit under the Revolving Credit Facility; provided that the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
"Resignation Effective Date" has the meaning assigned thereto in Section 11.6(a).
"Responsible Officer" means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent; provided, that to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer.. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
"Restaurant" means a particular restaurant at a particular location that is owned (regardless of whether the real property is owned or leased) or operated by the Borrower or any of its Subsidiaries.
"Restaurant Location" means a Restaurant, or any property, building or fixtures being developed or to be developed into a Restaurant.
"Restricted Payment" means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart of assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests.
"Revolving Credit Commitment" means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Sections 2.5, 2.6 or 10.2) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date is $30,000,000, and such aggregate Revolving Credit Commitment shall be reduced to $27,000,000 on August 29, 2018. The Revolving Credit Commitment of each Revolving Credit Lender as of (x) the Closing Date and (y) August 29, 2018 is set forth opposite the name of such Lender on Schedule 1.1(a).
"Revolving Credit Commitment Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment of each Revolving Credit Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(a).
"Revolving Credit Exposure" means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.
"Revolving Credit Facility" means the revolving credit facility established pursuant to Article II.
"Revolving Credit Lenders" means, collectively, all of the Lenders with a Revolving Credit Commitment.
"Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and "Revolving Credit Loan" means all of such Revolving Loans collectively as the context requires.
"Revolving Credit Maturity Date" means the earliest to occur of (a) May 1, 2019, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).
"Revolving Credit Note" means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
"Revolving Credit Outstandings" means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
"Revolving Extensions of Credit" means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.
"S&P" means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.
"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
"Sanctioned Country" means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
"Second Amendment" means the Second Amendment to Credit Agreement dated as of April 20, 2018 by and among the Credit Parties, the Lenders and the Administrative Agent.
"Second Amendment Effective Date" means the date the conditions to effectiveness set forth in the Second Amendment are satisfied.
"Secured Cash Management Agreement" means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.
"Secured Hedge Agreement" means any Hedge Agreement between or among any Credit Party and any Hedge Bank.
"Secured Obligations" means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.
"Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.
"Security Agreement" means the Security Agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.
"Security Documents" means the collective reference to the Security Agreement, the Pledge Agreement, the Mortgages, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.
"Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Special Flood Hazard Area" means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year, or such other percentage as shall require any lender to purchase flood insurance pursuant to the National Flood Insurance Reform Act of 1994 or any other regulations applicable to any Lender.
"Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.
"Subsidiary Guarantors" means, collectively, all direct and indirect Subsidiaries of the Borrower (other than Foreign Subsidiaries to the extent that and for so long as the guaranty of such Foreign Subsidiary would have adverse tax consequences for the Borrower or any other Credit Party, including, without limitation, by constituting an investment of earnings in United States property under Section 956 (or a successor provision) of the Code triggering an increase in the gross income of the Borrower pursuant to Section 951 (or a successor provision) of the Code, or result in a violation of Applicable Laws) in existence on the Closing Date or which become a party to the Subsidiary Guaranty Agreement pursuant to Section 8.14.
"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.
"Swingline Commitment" means the lesser of (a) five million Dollars ($5,000,000) and (b) the Revolving Credit Commitment; provided that on the Second Amendment Effective Date the Swingline Commitment shall be reduced to zero.
"Swingline Facility" means the swingline facility established pursuant to Section 2.2.
"Swingline Lender" means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.
"Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
"Swingline Note" means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
"Swingline Participation Amount" has the meaning assigned thereto in Section 2.2(b)(iii).
"Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Loan" means any term loans made, or to be made from time to time by a Term Loan Lender, to the Borrower pursuant to Section 4.1, and "Term Loans" means all of such Term Loans collectively as the context requires.
"Term Loan Commitment" means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans. The aggregate Term Loan Commitment of all Term Loan Lenders on the Closing Date is $35,000,000. The Term Loan Commitment of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1(a).
"Term Loan Facility" means the term loan facility established pursuant to Article IV.
"Term Loan Lender" means any Lender with a Term Loan Commitment and/or outstanding Term Loans.
"Term Loan Maturity Date" means the first to occur of (a) May 1, 2019, and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).
"Term Loan Note" means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
"Term Loan Percentage" means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans. The Term Loan Percentage of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(a).
"Termination Event" means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a "Reportable Event" described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, in each case, under Section 4041 of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien in connection with a Pension Plan pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (f) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (g) the receipt by any Credit Party or any ERISA Affiliate of notice of a determination of the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.
"Threshold Amount" means the greater of (a) three million Dollars ($3,000,000) and (b) the product of (i) ten percent (10%) multiplied by (ii) Consolidated EBITDA (measured as of the date of determination as if the current Measurement Period ended as of such date).
"Total Credit Exposure" means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.
"Transaction Costs" means all transaction fees, charges and other amounts related to the Transactions (including, without limitation, any financing fees, legal fees and expenses or any other fees and expenses in connection therewith), in each case to the extent paid within two (2) months of the closing of the Credit Facility and approved by the Administrative Agent in its reasonable discretion.
"Transactions" means, collectively, (a) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (b) the initial Extensions of Credit, and (c) the payment of the Transaction Costs incurred in connection with the foregoing.
"UCC" means the Uniform Commercial Code as in effect in the State of Texas.
"United States" means the United States of America.
"U.S. Borrower" means any Borrower that is a U.S. Person.
"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.
"U.S. Tax Compliance Certificate" has the meaning assigned thereto in Section 5.11(g).
"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.
"Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.
"Wholly-Owned" means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-

Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).
"Withholding Agent" means any Credit Party and the Administrative Agent.
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION1.2Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including" and (k) unless the context requires otherwise, references to "fiscal quarter" and "fiscal year" shall be to the applicable fiscal quarter or fiscal year of the Borrower using methodology for determining fiscal quarter and fiscal year start and end-dates as in effect on the Closing Date.
SECTION 1.4Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 1.4UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.6    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.8    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.9    Guarantees; Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP;
SECTION 1.10    Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
ARTICLE II
REVOLVING CREDIT FACILITY
SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower or, at the direction of the Borrower, to a Subsidiary Guarantor acceptable to the Administrative Agent in its sole discretion, from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) on the Closing Date, the aggregate Revolving Credit Outstandings excluding the aggregate undrawn and unexpired amount of the Existing Letters of Credit, shall not exceed seven million Dollars ($7,000,000), (b) at no time shall (i) the Revolving Credit Outstandings exceed the Revolving Credit Commitment or (ii) the Revolving Credit Exposure of any Revolving Credit Lender exceed such Revolving Credit Lender’s Revolving Credit Commitment and (c) after the Second Amendment Effective Date, the Borrower may not borrow Revolving Credit Loans if each of the following conditions apply: (i) after giving effect to such Revolving Credit Loans, the Consolidated Cash Balance would exceed $1,000,000 and (ii) such Consolidated Cash Balance shall not be reduced to an amount that does not exceed $1,000,000 within twenty-four hours after the borrowing of such Revolving Credit Loans by application of such proceeds in a manner that is not prohibited hereunder; it being understood that for purposes of this clause (c), upon the request of the Administrative Agent, the Borrower shall identify how the proceeds of such Revolving Credit Loans shall be applied in advance of the borrowing thereof. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
SECTION 2.2    Swingline Loans.
(a)Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(e) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Second Amendment Effective Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitment of all of the Revolving Credit Lenders, (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment and (c) notwithstanding anything to the contrary set forth in this Agreement, no Swingline Loans will be available after the Second Amendment Effective Date.
(b)Refunding.
(i)The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.
(ii)The Borrower shall pay to the Swingline Lender on demand, and in any event on the Revolving Credit Maturity Date, in immediately available funds, the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.
(iii)If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv)Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section  2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(v)If any Revolving Credit Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(vi)Any Swingline Loans that are outstanding as of the Second Amendment Effective Date shall be repaid by the Borrower either from cash on hand or through a Revolving Credit Loan in accordance with the procedures set forth in this Section 2.2(b) on the Second Amendment Effective Date.
(c)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 2.3    Procedure for Advances of Revolving Credit Loans and Swingline Loans.
(a)Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of seven (7) days in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such borrowing, whereupon the Administrative Agent shall give prompt notice to the Revolving Credit Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(b)Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower or a Subsidiary Guarantor acceptable to the Administrative Agent in its sole discretion and identified in the most recent notice substantially in the form attached as Exhibit C (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
SECTION 2.4    Repayment and Prepayment of Revolving Credit and Swingline Loans.
(a)Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.
(b)Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).
(c)Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a "Notice of Prepayment") given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $100,000 or a whole multiple of $50,000 in excess thereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).
(d)Prepayment of Excess Proceeds. In the event proceeds remain after the prepayments of Term Loan Facility pursuant to Section 4.4(b), the amount of such excess proceeds shall be used on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, with a corresponding permanent reduction of the Revolving Credit Commitments, with remaining proceeds, if any, refunded to the Borrower.
(e)Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
(f)Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.
(g)Excess Liquidity. The Credit Parties will, within two (2) Business Days of the delivery of the cash flow reports delivered pursuant to Section 8.1(e), apply any Consolidated Cash Balances of the Borrower and its Subsidiaries in excess of $1,000,000 (after giving effect to any mandatory prepayments of Term Loans with Net Cash Proceeds from Asset Dispositions) to repay Revolving Credit Outstandings in the same order as set forth in Section 2.4(b), without a corresponding decrease in the Revolving Credit Commitments. Notwithstanding anything to the contrary contained herein, prepayments under this clause (g) shall not be subject to the reimbursement, indemnity or payment obligations under Section 5.9.
SECTION 2.5    Permanent Reduction of the Revolving Credit Commitment.
(a)Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).
(b)Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.
SECTION 2.6    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date and all amounts outstanding under the Revolving Credit Facility shall be due and payable on the Revolving Credit Maturity Date.
ARTICLE III
LETTER OF CREDIT FACILITY
SECTION 3.1    L/C Facility.
(a)Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower. Letters of Credit may be issued on any Business Day from the Closing Date to but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Sublimit or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of twenty-five thousand Dollars ($25,000), (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date, except as provided in the proviso below and (iii) be subject to ISP98, in the case of a standby Letter of Credit, in each case as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York; provided that notwithstanding anything to the contrary set forth in this Agreement, any Letter of Credit issued prior to the Second Amendment Effective Date may, at the Issuing Lender’s sole discretion, be automatically renewed after the Second Amendment Effective Date for one additional one (1) year period pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender, even if such extension would cause such Letter of Credit to expire after the Revolving Credit Maturity Date; and provided further that additional Letters of Credit may be issued hereunder after the Second Amendment Effective Date, so long as such additional Letters of Credit expire on a date no more than twelve (12) months after the date of issuance, notwithstanding the fact that such Letters of Credit may expire after the Revolving Credit Maturity Date. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Closing Date and that such Issuing Lender in good faith deems material to it, (B) the conditions set forth in Section 6.2 are not satisfied or (C) the beneficiary of such Letter of Credit is a Sanctioned Person. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application or amendment to any Letter of Credit submitted by the Borrower to the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
(c)Survival. For avoidance of doubt, the terms of this Agreement and all obligations of the Borrower, the Administrative Agent and the Lenders with regard to the Letters of Credit shall continue after the Revolving Credit Maturity Date until the payment in full of all Secured Obligations relating thereto and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) regardless of whether at the time any such Letter of Credit was issued, renewed or extended, the termination or expiration date of such Letter of Credit occurred after the Revolving Credit Maturity Date or any drawing thereunder occurred on or after the Revolving Credit Maturity Date.
SECTION 3.2    Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall, process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3    Commissions and Other Charges.
(a)Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such standby Letters of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.
(b)Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender as set forth in the Fee Letter executed by such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender.
(c)Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.
SECTION 3.4    L/C Participations.
(a)Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c)Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
(d)Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section  3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender, (v) occurrence of the Revolving Credit Maturity Date or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 3.5    Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify such Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, at any time prior to the Revolving Credit Maturity Date the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, or such drawing occurred after the Revolving Credit Maturity Date, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full; it being understood that for purposes of any drawing that occurs after the Revolving Credit Maturity Date, the rate of interest shall be calculated in the same manner as if the Revolving Credit Maturity Date had not occurred.
SECTION 3.6    Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

SECTION 3.7    Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
SECTION 3.8    Resignation of Issuing Lenders.
(a)Any Lender may at any time resign from its role as an Issuing Lender hereunder upon not less than thirty (30) days prior notice to the Borrower and the Administrative Agent (or such shorter period of time as may be acceptable to the Borrower and the Administrative Agent).
(b)Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto (including, without limitation, the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Borrower may, or at the request of such resigned Issuing Lender the Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.
SECTION 3.9    Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.
SECTION 3.10    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE IV
TERM LOAN FACILITY
SECTION 4.1    Initial Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make Initial Term Loans to the Borrower on the Closing Date in a principal amount equal to such Term Loan Lender’s Term Loan Commitment as of the Closing Date. Amounts borrowed under this Section 4.1 and repaid or prepaid may not be reborrowed. Each Term Loan Lender advanced a Term Loan in the amount of such Term Loan Lender’s Term Loan Commitment on the Closing Date, and the Term Loan Commitment of such Term Loan Lender terminated upon such advance.
SECTION 4.2    Procedure for Advance of Term Loan.
(a)Initial Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
(b)[Reserved].
SECTION 4.3    Repayment of Term Loans. The Borrower shall repay the aggregate outstanding principal amount of the Term Loans in consecutive equal quarterly installments in the amount of $612,500, as such amount may be reduced pursuant to Section 4.4, on the last Business Day of each of March, June, September and December commencing with the calendar quarter ending on or about December 31, 2016. If not sooner paid, all outstanding Term Loans shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.
SECTION 4.4    Prepayments of Term Loans.
(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $100,000 or any whole multiple of $50,000 in excess thereof and shall be applied as follows: first, to the next four scheduled installments of the Term Loans pursuant to Section 4.3 in direct order of maturity and, thereafter, pro rata to the remaining scheduled principal installments of the Term Loans pursuant to Section 4.3 and second, to any other Term Loans that remain outstanding. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9. For clarity, if the amounts due in connection with the next four scheduled installments of the Initial Term Loans have already been reduced to zero due to prior prepayments under this Section 4.4, then such prepayments shall be applied pro rata to the remaining scheduled principal installments of the Initial Term Loans pursuant to Section 4.3
(b)Mandatory Prepayments.
(i)Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.
(ii)Equity Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any Equity Issuance (other than the exercise price on stock options issued as part of employee compensation). Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Equity Issuance.
(iii)Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (k) of Section 9.5) or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (A) and (B), collectively, exceeds $1,000,000 during any fiscal year. Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds.
(iv)[Reserved].
(v)Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iii) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, to the next four scheduled installments of the Initial Term Loans pursuant to Section 4.3 in direct order of maturity and, thereafter, pro rata to the remaining scheduled principal installments of the Initial Term Loans pursuant to Section 4.3,  second, to any other Term Loans that remain outstanding and third, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d), with a corresponding permanent reduction in the Revolving Credit Commitment. For clarity, if the amounts due in connection with the next four scheduled installments of the Initial Term Loans have already been reduced to zero due to prior prepayments under this Section 4.4, then such prepayments shall be applied pro rata to the remaining scheduled principal installments of the Initial Term Loans pursuant to Section 4.3.
(vi)No Reborrowings. Amounts prepaid under the Term Loan Facility pursuant to this Section may not be reborrowed.
(vii)Prepayment of LIBOR Rate Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Rate Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such LIBOR Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b).  Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b).
SECTION 4.5    Termination of Term Loan Facility. The Term Loan Facility shall terminate on the Term Loan Maturity Date and all amounts outstanding under the Term Loan Facility shall be due and payable in full in cash on the Term Loan Maturity Date.
ARTICLE V
GENERAL LOAN PROVISIONS
SECTION 5.1    Interest.
(a)Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a seven (7) day Interest Period) after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.
(b)Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (i) or (j), or (ii) at the election of the Required Lenders (or the election of the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the

Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(c)Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with the calendar quarter ending on or about December 31, 2016 and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees (including, without limitation, the Commitment Fee) and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(d)Maximum Rate. Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, using the actuarial method, during the full term of the Notes. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Notes at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section, or be construed to create a contract to pay for the use, forbearance or detention of money at any interest rate in excess of the Ceiling Rate. If the term of any Note is shortened by reason of acceleration or maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
SECTION 5.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $100,000 or any whole multiple of $50,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $100,000 or a whole multiple of $50,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of seven (7) days in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 5.3    Fees.
(a)Commitment Fee. Subject to Section 5.15(a)(iii)(A), prior to the Second Amendment Effective Date the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the "Commitment Fee") at a rate per annum equal to the Applicable Margin (as defined prior to the Second Amendment Effective Date) for Commitment Fees of the average daily unused portion of the Revolving Credit Commitments of the Revolving Credit Lenders, as applicable (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. Subject to Section 5.15(a)(iii)(A), from and after the Second Amendment Effective Date the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, the Commitment Fee at a rate per annum equal to 0.50% of the average daily unused portion of the Revolving Credit Commitments of the Revolving Credit Lenders, as applicable (other than the Defaulting Lenders, if any). The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing on the Closing Date and ending on the date upon which all

Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitments have been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ percentage share of the unused Revolving Credit Commitments.
(b)Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in their Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
SECTION 5.4    Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).
SECTION 5.5    Evidence of Indebtedness; Repayment on Maturity Date.
(a)Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the

Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Repayment on Maturity Date. Without limitation of any other provision hereof which may require repayment of amounts hereunder prior to the Revolving Credit Maturity Date and/or the Term Loan Maturity Date, as applicable, all amounts outstanding under the Credit Facilities shall be due and payable in full in cash on the Revolving Credit Maturity Date and/or the Term Loan Maturity Date, as applicable.
SECTION 5.6    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7    Administrative Agent’s Clawback.
(a)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit and to make payments under this Section, Section 5.11(e), Section 12.3(c) or Section 12.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 5.8    Changed Circumstances.
(a)Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.
(b)Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.
SECTION 5.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a LIBOR Rate Loan or convert to a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.10    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 5.11    Taxes.
(a)Defined Terms. For purposes of this Section 5.11, the term "Lender" includes any Issuing Lender and the term "Applicable Law" includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender and each Issuing Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in paragraph (e) shall survive the resignation and /or replacement of the Administrative Agent.
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)     (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, United States federal withholding

Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)     (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or
(4)    , executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)[Reserved].
(j)Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 5.12    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Law; and
(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)Selection of Lending Office. Subject to Section 5.12(a) and subject to the limitations on the rights of Lenders under Sections 5.10 and 5.11, each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.
SECTION 5.13    [Reserved].
SECTION 5.14    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C

Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 5.15    Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative

Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.
(C)With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE VI
CONDITIONS OF CLOSING AND BORROWING
SECTION 6.1    Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)Executed Loan Documents. The Administrative Agent shall have received this Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender, a Term Loan Note in favor of each Term Loan Lender, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Documents and the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto.
(b)Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete; (B) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (C) since August 26, 2015, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (D)  each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.
(ii)Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, and (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.
(iii)Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant Governmental Authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
(iv)Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by successors and permitted assigns of the Administrative Agent and the Lenders, subject to terms and conditions reasonably acceptable to the Administrative Agent).

(c)Personal Property Collateral.
(i)Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected Liens thereon (subject to Permitted Liens) to the extent required by, and with the priority required by, the Security Documents.
(ii)Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.
(iii)Lien Search. The Administrative Agent shall have received the results of (i) a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens) and (ii) searches at United States Copyright Office and the United States Patent and Trademark Office, in form and substance reasonably satisfactory thereto, made against the Credit Parties with respect to filings against registered intellectual property at the United States Copyright Office or the United States Patent and Trademark Office.
(iv)Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.
(v)Other Collateral Documentation. The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral (including, without limitation, (u) all deposit account control agreements and securities account control agreements, and (w) all intellectual property security agreements to be filed with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and other filings evidencing a security interest in any intellectual property included in the Collateral).

(d)Consents; Defaults.
(i)Governmental and Third Party Approvals. (A) The Credit Parties shall have received all governmental, shareholder and third party consents and approvals necessary (or any other consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party shall have been obtained and shall be in full force and effect and the Borrower shall have delivered a certificate executed by a Responsible Officer of the Borrower either (x) attaching copies of all such consents and authorizations or (y) stating that no such consents, licenses or approvals are so required and (B) all applicable waiting periods in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.
(ii)No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(e)Financial Matters.
(i)Financial Statements. The Administrative Agent shall have received with respect to the Borrower and its subsidiaries, (x) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for 2013, 2014, and 2015, (y) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements for which financial statements are available.
(ii)Pro Forma Financial Statements. The Administrative Agent shall have received pro forma consolidated balance sheet as of the Closing Date and pro forma consolidated financial statements for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Closing Date for which audited financial statements are available calculated on a pro forma basis after giving effect to the Transactions.
(iii)Financial Projections. The Administrative Agent shall have received financial projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements for the Borrower and its Subsidiaries on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility, which shall not be inconsistent with any financial information or projections previously delivered to the Administrative Agent.

(iv)Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that after giving effect to the Transactions, the Borrower and its Subsidiaries are Solvent on a Consolidated basis.
(v)Closing Financial Requirements. The Arranger will be reasonably satisfied that (i) the Consolidated Total Lease Adjusted Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date calculated on a pro forma basis after giving effect to the Transactions will not exceed 4.25 to 1.00 and (ii) Consolidated EBITDA of the Borrower and its Subsidiaries for the 2015 fiscal year will be at least twenty million Dollars ($20,000,000).
(vi)Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due under Section 12.3, and (B) all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(f)Miscellaneous.
(i)Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(ii)Existing Indebtedness. Prior to or substantially simultaneously with, the initial borrowing under this Agreement, all existing Indebtedness of the Borrower and its Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full (other than contingent obligations that expressly survive termination), all commitments (if any) in respect thereof shall have been terminated and cancelled and all guarantees therefor and security therefor shall be terminated and released, and the Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release.
(iii)Information. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Arranger, the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
(iv)Litigation. There shall not be any litigation, investigation or other proceeding pending or, to the knowledge of the Borrower, threatened in in any court or before any arbitrator of any kind or before or by any Governmental Authority the result of which could reasonably be expected to have a Material Adverse Effect.
(v)PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders, at least five (5) Business Days prior to the Closing Date, the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable "know your customer" and anti-money laundering rules and regulations.
(vi)No Material Adverse Effect. Since August 26, 2015, there shall not have occurred a Material Adverse Effect with respect to the Borrower or any of its Subsidiaries or any event, condition or contingency that could reasonably expected to have a Material Adverse Effect.
(vii)Capital Structure. The capital structure of the Borrower and its Subsidiaries, after giving pro forma effect to the Transactions and the use of proceeds therefrom on the Closing Date, shall be reasonably satisfactory to the Arranger.
(viii)Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
Without limiting the generality of the provisions of Section 11.3(c), for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 6.2    Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit), any Loan and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:
(a)Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). The delivery of a Notice of Borrowing, Letter of Credit application or Notice of Continuation/Conversion shall be deemed to be a representation by the Borrower that the conditions set forth in Section 6.2(a) and (b) have been satisfied as of the date of such notice or application.
(b)No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.
(c)Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.2, Section 4.2 or Section 5.2, as applicable.
(d)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:
SECTION 7.1    Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.
SECTION 7.2    Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each Credit Party and its Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing

Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2.
SECTION 7.3    Authorization; Enforceability. Each Credit Party and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
SECTION 7.4    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement, Lease or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office (iv) Mortgage filings with the applicable county recording office or register of deeds, and (v) such as have been obtained or made and are in full force and effect.
SECTION 7.5    Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case of clauses (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6    Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to the knowledge of each of the Credit Parties and each Subsidiary thereof, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of material federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional material taxes or assessments for any of such years.
SECTION 7.7    Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and all other rights with respect to the foregoing (collectively, "Intellectual Property"), which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Intellectual Property, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such Intellectual Property as a result of its business operations except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.8    Environmental Matters.
(a)The properties owned, leased or operated by each Credit Party and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a material violation of applicable Environmental Laws;
(b)Each Credit Party and each Subsidiary thereof, and, to their knowledge, their properties and all operations conducted at any Restaurant and to the knowledge of each Credit Party, each Restaurant Location are in compliance, and have been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or materially impair the fair saleable value thereof;
(c)No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d)To its knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in material violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;
(e)No material judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith; and
(f)There has been no release, or, to the knowledge of the Credit Parties, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 7.9    Employee Benefit Matters.
(a)As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans or Multiemployer Plans other than those identified on Schedule 7.9;
(b)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, (ii) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired, and (iii) no liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan;
(c)As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA;
(d)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, or (ii)  failed to make a required contribution or payment to a Multiemployer Plan;
(e)No Termination Event has occurred or is reasonably expected to occur;
(f)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving any Employee Benefit Plan or, to the knowledge of any Credit Party, any Multiemployer Plan.
SECTION 7.10    Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets of the Borrower and its Subsidiaries on a Consolidated basis subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be "margin stock".
SECTION 7.11    Government Regulation. No Credit Party nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.
SECTION 7.12    Intentionally Omitted.
SECTION 7.13    Employee Relations. As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries, except for disputes that could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.14    Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.
SECTION 7.15    Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(e)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The pro forma financial statements delivered pursuant to Section 6.1(e)(ii) and the projections delivered pursuant to Section 6.1(e)(iii) and were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
SECTION 7.16    No Material Adverse Change. Since August 26, 2015, no event has occurred or condition arisen, either individually or in the aggregate that could reasonably be expected to have a Material Adverse Effect.
SECTION 7.17    Solvency. The Credit Parties, on a Consolidated basis, are Solvent.
SECTION 7.18    Title to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries. Subject to Permitted Liens, each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.
SECTION 7.19    Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.19, there are no (a) actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions, or (b) or (c) actions, suits or proceedings pending nor, to its knowledge, threatened against any Credit Party relating to any of their Intellectual Property as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.
SECTION 7.20    Anti-Terrorism; Anti-Money Laundering.
(a)None of (i) the Borrower, any Subsidiary, any of their respective directors or officers or, to the knowledge of the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (E) has violated any Anti-Money Laundering Law. Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.
(b)No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 7.21    [Reserved].
SECTION 7.22    [Reserved].
SECTION 7.23    Disclosure. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).
SECTION 7.24    Insurance. The properties of Borrower and, subject to Section 8.21, its Subsidiaries, are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. With respect to each parcel of real property subject to a Mortgage, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, and effective flood hazard insurance policies as are described in clause (iii) of the definition of "Real Estate Collateral Documents" with respect to any Real Estate Collateral, (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as the Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any real property into or out of a Special Flood Hazard Area.
SECTION 7.25    Collateral Matters. The provisions of the Secured Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of the respective Credit Parties in the Collateral described therein (subject to Permitted Liens). Except for filings duly recorded and in effect as of the Closing Date, no filing or other action will be necessary to perfect or protect such liens on the Collateral that is capable of being perfected by filing a financing statement.
SECTION 7.26    Leases. There is a Lease in force for each Restaurant Location that is ground leased or space leased by any Credit Party. Except as disclosed on Schedule 7.26, no default by any party exists under any such Lease that could reasonably be expected to result in termination of such Lease, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute such a default, except in each case to the extent that any such default, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 7.26 (as such Schedule may be updated from time to time pursuant to Section 8.2 or supplemented pursuant to the terms of Section 8.2) is a complete and correct listing of all Leases, including the expiration date of each Lease as of the date hereof. Each Credit Party and each Subsidiary thereof has paid, or made adequate provision for the payment of, all material obligations, including, without limitation, all material obligations under Leases, which are due and payable (other than any amount the validity of which is currently being contested in good faith and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party).
SECTION 7.27    Franchise Arrangements. Schedule 7.27 (as may be updated from time to time in accordance with the terms of this Agreement) sets forth, as of the date such Schedule 7.27 was most recently delivered to the Administrative Agent in accordance with the terms of this Agreement, a complete and accurate list of all Franchised Unit Locations franchised by any Franchisor. Each Franchise Agreement is in full force and effect except to the extent the failure to comply therewith, either individually or in the aggregate with all other failures to comply with any Franchise Agreement, could not reasonably be expected to have a Material Adverse Effect (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the Lenders having been entered into without the consent of the Administrative Agent).
ARTICLE VIII
AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to:
SECTION 8.1    Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or if earlier, on the date of any required public filing thereof) after the end of each fiscal year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any "going concern" or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.
(b)Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter of each fiscal year (excluding the last fiscal quarter of any fiscal year), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding fiscal year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.
(c)Annual Business Plan and Budget. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal year, a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, , accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for such period.
(d)Monthly Status Reports. After the Second Amendment Effective Date, the Borrower shall prepare and deliver to the Administrative Agent by no later than the twentieth (20th) day after each Accounting Period (commencing with the Accounting Period ending April 11, 2018), financial statements reporting (for such Accounting Period and the portion of the fiscal year then elapsed), in each case with respect to the Borrower and its Subsidiaries, (i) consolidated revenue, (ii) consolidated net income, (iii) Consolidated Liquidity, (iv) year-over-year same-store sales for each operating restaurant, (v) Consolidated EBITDA for the most recently ended period consisting of thirteen (13) consecutive Accounting Periods and (vi) such other information as may be requested by the Administrative Agent, which shall be accompanied by a management discussion and summary analysis of trends and causes of the results set forth therein. The foregoing financial statements and accompanying analysis shall be in form and substance satisfactory to the Administrative Agent.
(e)Weekly Cash Flow Reports. The Borrower shall prepare and deliver to the Administrative Agent on or prior to the Second Amendment Effective Date (and on or before Tuesday of each week thereafter until the later of the Revolving Credit Maturity Date or the Term Loan Maturity Date) (x) a trailing thirteen (13) week consolidated cash flow statement for the Borrower and its Subsidiaries setting forth actual cash flows for such period, together with a comparison to projected cash flows for such period, and a comparison to the corresponding figures from the corresponding period in the prior fiscal year, together with an explanation for any material variances between such actual cash flows and the projected cash flows for such period and the cash flows for the corresponding period in the prior fiscal year, and (y) a thirteen (13) week cash flow forecast for the thirteen (13) weeks following the week of such report.
SECTION 8.2    Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)at each time financial statements are delivered pursuant to Sections 8.1(a), 8.1(b) and 8.1(d) and at such other times as the Administrative Agent shall reasonably request, a duly completed Officer’s

Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower and a report containing management’s discussion and analysis of such financial statements;
(b)[Reserved].
(c)[Reserved].
(d)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;
(e)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;
(f)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(g)promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;
(h)as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(i)promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable "know your customer" rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender;
(j)as soon as available, but in any event within seventh-five (75) days after the end of each fiscal year of the Borrower, a report supplementing Schedule 7.26 containing a description of all changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and
(k)such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.
Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in

Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on the Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, means that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".
SECTION 8.3    Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)the occurrence of any Default or Event of Default;
(b)the commencement of all proceedings and investigations by or before any Governmental Authority involving any Credit Party and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses, in any case, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)any notice of any material violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws;
(d)any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof that affects, or could be reasonably expected to affect, more than two (2) Restaurants;
(e)any attachment, judgment, Lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof;
(f)the existence of any pending or proposed statutes, orders, rules or regulations of a Governmental Authority that in the Borrower’s reasonable judgment could reasonably be expected to come into force in the next six (6) months, the effects of which (including, without limitation, costs of compliance and any impact on revenues) would be so burdensome as to have a Material Adverse Effect;
(g)(i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and
(h)the occurrence of any Asset Disposition or Insurance and Condemnation Event for which the Borrower is required to make a mandatory prepayment pursuant to Section 4.4(b)(iii).
Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 8.4    Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.
SECTION 8.5    Maintenance of Property and Licenses.
(a)In addition to the requirements of any of the Security Documents, (i) protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and (ii) from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.

(b)Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a "License") required for each of them to conduct their respective businesses as presently conducted.
SECTION 8.6    Insurance. Subject to Section 8.21, maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the foregoing, the Borrower shall and shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a Special Flood Hazard Area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a Special Flood Hazard Area.
SECTION 8.7    Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.
SECTION 8.8    Payment of Taxes and Other Obligations. Pay and perform (a) all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower, any Credit Party or such Subsidiary may contest any item described in clause (a) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.9    Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.10    Environmental Laws. In addition to and without limiting the generality of Section 8.9, (a), comply in all material respects with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c)  defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses relating in any way to any real estate owned, leased, occupied or operated by any Credit Party or any Subsidiary at present or in the past, or the operations of the Borrower or any Subsidiary thereof thereupon, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.
SECTION 8.11    Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) or withdrawal liability to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.
SECTION 8.12    [Reserved].
SECTION 8.13    Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent and the Lenders, as a whole, shall not exercise such rights more often than two (2) times during any calendar year at the Borrower’s expense. Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each fiscal year, which meeting will be held at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.
SECTION 8.14    Additional Subsidiaries and Real Property.
(a)Additional Domestic Subsidiaries. Notify the Administrative Agent promptly after the creation or acquisition of any Domestic Subsidiary and any Foreign Subsidiary that is a disregarded entity for U.S. federal tax purposes and that is directly owned by a Domestic Subsidiary, and promptly (but in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Security Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) if such Equity Interests are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty‑five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests), or such greater percentage as would not result in material adverse federal income tax consequences for any Credit Party, of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to become a Subsidiary Guarantor (if required by the definition thereof) by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose; (iii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (v) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(c)Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.14(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).
SECTION 8.15    Information Regarding Collateral. Not effect any change (i) in any Credit Party’s legal name, (ii) in the location of any Credit Party’s chief executive office, (iii) in any Credit Party’s identity or organizational structure, (iv) in any Credit Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Credit Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than thirty (30) days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral to the extent required by, and with the priority required by, the Security Documents, if applicable. Each Credit Party agrees to promptly provide the Administrative Agent with certified articles of incorporation (or corporate charter or other similar organizational documents) and bylaws (or other similar documents) reflecting any of the changes described in the preceding sentence.
SECTION 8.16    Use of Proceeds.
(a)The Borrower shall use the proceeds of the Extensions of Credit under the Revolving Credit Facility (i) to repay in full all Indebtedness outstanding under the Existing Credit Agreement on the Closing Date, (ii) pay fees, commissions and expenses in connection with the Transactions, and (iii) for working capital and general corporate purposes of the Borrower and its Subsidiaries.
(b)The Borrower shall use the proceeds of the Extensions of Credit under the Term Loan Facility to (i) to repay in full all Indebtedness outstanding under the Existing Credit Agreement on the Closing Date and (ii) pay fees, commissions and expenses in connection with the Transactions.
(c)The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 8.17    Cash Management Arrangements. Maintain, and cause each other Credit Party to maintain, all deposit accounts and securities accounts with Wells Fargo or any Affiliate of Wells Fargo or another commercial bank located in the United States and acceptable to the Administrative Agent, and, subject to Section 8.21, maintain, and cause each other Credit Party to maintain, with respect to such deposit accounts and securities accounts deposit account control agreements, securities account control agreements and such other agreements, documents and instruments as may be necessary, in the Administrative Agent’s determination, to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected, first-priority Lien (subject to Permitted Liens) and "control" (as defined in the UCC) on such deposit accounts and securities accounts; provided, that this Section 8.17 shall not apply to operating accounts exclusively used for payroll or payroll taxes maintained by any Credit Party. From and at all times after the Second Amendment Effective Date, the Credit Parties will maintain all consolidated cash balances of the Borrower and its Subsidiaries in excess of $100,000 in Controlled Accounts with Wells Fargo or any Affiliate of Wells Fargo, provided further that this requirement shall not apply to amounts held in operating accounts exclusively used for payroll or payroll taxes so long as the balances in such accounts do not exceed the amount necessary to satisfy payroll obligations for the immediately following payroll period or payroll taxes collected for past payroll obligations and not yet remitted to the applicable taxing authority (any such operating account exclusively used for payroll or payroll taxes, an "Excluded Account").

SECTION 8.18    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien to the extent required by, and with the priority required by, the Security Documents, all at the expense of the Credit Parties, including, without limitation with respect to Liens in after-acquired property.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 8.19    Required Hedging. Not later than sixty (60) days after the Closing Date, enter into and maintain at all times thereafter Hedge Agreements with Hedge Banks, in an amount sufficient to cause at least 50% percent of the aggregate principal amount of Term Loans to be fixed rate Indebtedness.
SECTION 8.20    Compliance with Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 8.21    Post-Closing Covenants. The Credit Parties will (a) within ten (10) Business Days following the Closing Date (or such later date as the Administrative Agent may agree in its discretion), open one or more accounts in the name of the Borrower with Wells Fargo for the purpose of loan account administration under this Agreement, (b) within thirty (30) days following the Closing Date (or such later date as the Administrative Agent may agree in its discretion) comply with, and deliver evidence of compliance with, the requirement of Section 8.6 (i) regarding maintenance of insurance by the Subsidiary Guarantors and (ii) listed in clauses (a) through (c) of the second sentence therein, and (c) within thirty (30) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its discretion) comply with, and deliver evidence of compliance with, the requirements of Section 8.17 regarding maintenance of deposit account control agreements and securities account control agreements for any concentration accounts of any Credit Party, including, for the avoidance of doubt, concentration accounts maintained at any depositary bank that is not Wells Fargo or an Affiliate of Wells Fargo.
SECTION 8.22    Real Estate Collateral. The Credit Parties will, within thirty (30) calendar days (or such longer time period as the Administrative Agent may agree in its sole discretion) after the issuance of a Real Estate Collateral Notice by the Administrative Agent, execute and deliver the Real Estate Collateral Documents with respect to each parcel of real estate property identified in such Real Estate Collateral Notice, unless the Administrative Agent explicitly waives any Real Estate Collateral Document in its sole discretion; provided that in no event shall a Mortgage or other lien on any real estate property be delivered to the Administrative Agent or any Secured Party unless and until the Administrative Agent determines, in its sole discretion, that all applicable flood insurance regulation requirements relating to such property have been satisfied; provided further that no Credit Party shall be required to deliver a Mortgage or other lien on any real estate property that is (i) not owned by such Credit Party in fee simple, (ii) located outside of Texas or (iii) in a Special Flood Hazard Area, unless in the case of real estate properties that do no satisfy clauses (ii) and (iii) of this proviso, a Mortgage or other lien on any such real estate property is necessary for the Borrower to satisfy the Real Estate Collateral Value Requirement (as defined below). In order to assist the Administrative Agent to identify which parcels of real estate property to identify in a Real Estate Collateral Notice, Borrower will promptly (but in any event no later than fifteen (15) days after request thereof from the Administrative Agent or such longer time period as the Administrative Agent may agree in its sole discretion) provide all information (including, but not limited to, property descriptions, appraisals, evidence of insurable value of contents, and evidence of flood insurance coverage as more fully described in Section 8.6, in each case to the extent applicable and available to the Borrower at such time) requested by the Administrative Agent in connection with any parcels of real estate property identified by the Administrative Agent (regardless of whether such real estate property is ultimately identified in any Real Estate Collateral Notice); provided that, except as set forth in the next proviso, no new appraisals shall be required for any real estate properties for which the Credit Parties have provided to the Administrative Agent on or prior to the Second Amendment Effective Date appraisals reasonably satisfactory to the Administrative Agent and prepared as of a date acceptable to the Administrative Agent and the Borrower; provided, further, that if the Administrative Agent determines in its sole discretion that additional appraisals are required in order to comply with FIRREA or any other regulations relating to the Real Estate Collateral and applicable to any Lender, the Borrower will provide promptly, but in any event within fifteen (15) days (or such longer time period as the Administrative Agent may agree in its sole discretion) of such request, such additional appraisals in form and substance satisfactory to the Administrative Agent. By no later than thirty (30) days (or such longer time period as the Administrative Agent may agree in its sole discretion) after the Second Amendment Effective Date (or such later date to which the Administrative Agent consents in writing) and at all times thereafter, the aggregate appraised value of the Real Estate Collateral shall be no less than two (2x) times the Total Credit Exposure as of the relevant date of determination (the "Real Estate Collateral Value Requirement").
SECTION 8.23    Financial Advisor. In the event that the Administrative Agent and the Lenders in their sole discretion decide to engage, or cause their counsel to engage, a financial advisor to advise on the Credit Facility, each Credit Party will (a) fully cooperate with such financial advisor, including, but not limited to, participating in a conference call no less frequently than once a month (or such lesser frequency to the extent requested by the Administrative Agent) with the financial advisor, the Administrative Agent and Lenders, and/or (if requested) their agents and professionals, for the purpose of informing the financial advisor of such matters as the financial advisor shall reasonably request and (ii) provide such other information and reports as the financial advisor may reasonably request, and (b) promptly upon request pay or reimburse the Administrative Agent and the Lenders for the fees and expenses incurred for the services of such financial advisor.
ARTICLE IX
NEGATIVE COVENANTS
Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:
SECTION 9.1    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:
(a)the Obligations;
(b)Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)Indebtedness existing on the Closing Date and listed on Schedule 9.1, and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;
(d)Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness in an aggregate amount not to exceed two million Dollars ($2,000,000) at any time outstanding;
(e)Indebtedness owing under Secured Cash Management Agreements;
(f)Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (e) of this Section;
(g)unsecured intercompany Indebtedness:
(i)     owed by any Credit Party to another Credit Party;
(ii)     owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent); and
(iii)    owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;
(h)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(i)Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(j)Indebtedness consisting of obligations to pay insurance premiums arising in the ordinary course of business; and
(k)Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed two million Dollars ($2,000,000) at any time outstanding.
SECTION 9.2    Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(a)Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);
(b)Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness permitted pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;
(e)deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;
(f)encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;
(g)Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(h)Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable);
(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments;
(j)(i) Liens on Property of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) Liens on Property of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not "blanket" or all asset Liens, (D) such

Liens do not attach to any Property of the Borrower or any of its Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1 of this Agreement);
(k)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;
(l)(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;
(m)any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness; and
(n)Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in the aggregate principal amount not to exceed two million Dollars ($2,000,000) at any time outstanding.
SECTION 9.3    Investments. Make any Investment, except:
(a)(i)     Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;
(ii)     Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3;
(iii)     Investments made after the Closing Date by any Credit Party in any other Credit Party;
(iv)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary; and
(v)    Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party;
(b)Investments in cash and Cash Equivalents;
(c)Investments by the Borrower or any of its Subsidiaries consisting of Growth Capital Expenditures permitted by this Agreement and Investments by the Borrower or any of its Subsidiaries consisting of Maintenance Capital Expenditures (including for clarity ransomware remediation and other software remediation costs); provided that after the Second Amendment Effective Date, no additional Investments consisting of Maintenance Capital Expenditures shall be permitted pursuant to this Section 9.3(c) other than budgeted Maintenance Capital Expenditures in an annual aggregate amount not to exceed $9,620,000 for the fiscal year ending on or about August 29, 2018 and $8,500,000 for each fiscal year thereafter;

(d)deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;
(e)Hedge Agreements permitted pursuant to Section 9.1;
(f)purchases of assets (not constituting an Acquisition) in the ordinary course of business;
(g)Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions to the extent that any Person or Property acquired in such Acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 8.14; provided that after the Second Amendment Effective Date, no additional Investments shall be permitted pursuant to this Section 9.3(g);
(h)Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $500,000 (determined without regard to any write-downs or write-offs of such loans or advances); provided that after the Second Amendment Effective Date, no additional Investments shall be permitted pursuant to this Section 9.3(h);
(i)Investments in the form of Restricted Payments permitted pursuant to Section 9.6; provided that after the Second Amendment Effective Date, no additional Investments in the form of Restricted Payments permitted pursuant to Sections 9.6(a) and (d) shall be permitted pursuant to this Section 9.3(i);
(j)Guaranty Obligations permitted pursuant to Section 9.1;
(k)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(l)Investments not otherwise permitted pursuant to this Section not exceeding five million Dollars $5,000,000 in the aggregate at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing; provided that after the Second Amendment Effective Date, no additional Investments shall be permitted pursuant to this Section 9.3(l).
For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
SECTION 9.4    Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:
(a)(i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith); and
(b)(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(c)any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(d)(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;
(e)Asset Dispositions permitted by Section 9.5 (other than clause (k) thereof);
(f)any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g) and consummated prior to the Second Amendment Effective Date); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith;
(g)any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g) and consummated prior to the Second Amendment Effective Date; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower; and
(h)any Subsidiary listed on Schedule 9.4 may be dissolved so long as, at the time of such dissolution, such Subsidiary owns no other assets other than a Lease that expired prior to the Closing Date.
SECTION 9.5    Asset Dispositions. Make any Asset Disposition except:
(a)the sale of inventory in the ordinary course of business;
(b)the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction;
(c)the disposition of any Hedge Agreement;

(d)dispositions of Investments in cash and Cash Equivalents;
(e)the transfer by any Credit Party of its assets to any other Credit Party;
(f)the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;
(g)the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer);
(h)the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary;
(i)non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries;
(j)leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries;
(k)Assets Dispositions in connection with transactions permitted by Section 9.4 (other than clause (e) thereof);
(l)Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 4.4(b)(iii) are complied with in connection therewith
(m)Asset Dispositions of property set forth on Schedule 9.5; provided that the requirements of Section 4.4(b)(iii) are complied with in connection therewith;
(n)the cancelation or abandonment Intellectual Property rights which are, in the reasonable business judgment of the Credit Party, no longer material to, or no longer used or useful in, the business of such Credit Party;
(o)Asset Dispositions in arm’s length transactions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, unless the Administrative Agent consents in writing to such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 90% in cash, and (iii) the requirements of Section 4.4(b)(iii) are complied with in connection therewith.
SECTION 9.6    Restricted Payments. Declare or pay any Restricted Payments; provided that:
(a)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests; provided that after the Second Amendment Effective Date, no additional Restricted Payments shall be permitted pursuant to this Section 9.6(a);

(b)any Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor;
(c)(i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); and
(d)so long as no Default or Event of Default has occurred and is then continuing or would result therefrom, the Borrower may make Restricted Payments in any fiscal year in an aggregate amount for each fiscal year not in excess of 50% of the aggregate amount of Excess Cash Flow for the prior fiscal year; provided, that (i) prior to the making of such Restricted Payment, the Borrower shall have delivered to the Administrative Agent the audited financial statements for such prior fiscal year as required by Section 8.1(a), together with a certificate of a Responsible Officer of the Borrower setting forth the calculation of Excess Cash Flow for such prior fiscal year, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) such Restricted Payment shall be made within sixty (60) days of the date of delivery of the audited financial statements and officer’s certificate referred to in clause (i) of this proviso; and provided further that after the Second Amendment Effective Date, no additional Restricted Payments shall be permitted pursuant to this Section 9.6(d).
SECTION 9.7    Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than:
(i)transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.13;
(ii)transactions existing on the Closing Date and described on Schedule 9.7;
(iii)transactions among Credit Parties not prohibited hereunder;
(iv)other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Borrower;
(v)employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and
(vi)payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.
SECTION 9.8    Accounting Changes; Organizational Documents.

(a)Change its fiscal year end or fiscal quarter methodology or make any material change in its accounting treatment and reporting practices except as required by GAAP, in each case without the consent of the Administrative Agent.
(b)Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.
SECTION 9.9    [Reserved].
SECTION 9.10    No Further Negative Pledges; Restrictive Agreements.
(a)Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the Closing Date and (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).
(b)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents and (B) Applicable Law.
(c)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 9.11    Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto, or own or operate any Restaurant operating with a concept other than the concepts existing as of the Closing Date (each an "Existing Restaurant Concept") and internally developed variations or extensions of such concepts, it being understood that any new restaurant concept acquired via Acquisition after the Closing Date and not promptly rebranded to an Existing Restaurant Concept shall be considered a different line of business.
SECTION 9.12    [Reserved].
SECTION 9.13    Sale Leasebacks. Except as permitted under the provisions of Section 9.5, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease.
SECTION 9.14    [Reserved].
SECTION 9.15    Financial Covenants.
(a)Maximum Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio for any Measurement Period, commencing with the Measurement Period ending on the last day of the second fiscal quarter of fiscal year 2018, to be greater than (i) 6.50 to 1.00 for the Measurement Period ending on the last day of the second fiscal quarter of fiscal year 2018, (ii) 6.75 to 1.00 for each of the Measurement Periods ending on the last day of the third fiscal quarter and the last day of the fourth fiscal quarter, respectively, in fiscal year 2018 and (iii) 6.50 to 1.00 for each Measurement Period ending after fiscal year 2018.
(b)[Reserved].
(c)Minimum Consolidated EBITDA. Permit the Consolidated EBITDA for each period consisting of thirteen (13) consecutive Accounting Periods, commencing with the thirteen (13) consecutive Accounting Periods ending on the last day of the first full Accounting Period ending after the Second Amendment Effective Date, to be less than (i) $7,000,000 for each period consisting of thirteen (13) consecutive Accounting Periods ending prior to the second fiscal quarter of fiscal year 2019 and (ii) $7,500,000 for each period consisting of thirteen (13) consecutive Accounting Periods ending thereafter.
(d)Minimum Liquidity. Permit Consolidated Liquidity to fall below $2,000,000 at any time from and after the Second Amendment Effective Date.
SECTION 9.16    Growth Capital Expenditures. Make Growth Capital Expenditures prior to the Second Amendment Effective Date if such Growth Capital Expenditures would violate the terms of the Credit Agreement as in effect prior to the Second Amendment Effective Date or make Growth Capital Expenditures from and after the Second Amendment Effective Date in an amount in excess of (i) $750,000 during that portion of fiscal year 2018 occurring on and after the Second Amendment Effective Date and (ii) $550,000 during fiscal year 2019.

SECTION 9.17    Disposal of Subsidiary Interests. Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5.
ARTICLE X
DEFAULT AND REMEDIES
SECTION 10.1    Events of Default. Each of the following shall constitute an Event of Default:
(a)Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(b)Other Payment Default. The Borrower shall default in (i) the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or (ii) the payment of any other Obligation and such default, whether under clause (i) or (ii) hereof, shall continue for a period of three (3) Business Days
(c)Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.
(d)Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.3, 8.4, 8.6, 8.16, 8.23 or Article IX.
(e)Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue, in the case of any covenant or agreement contains in Sections 8.1, 8.2, or 8.14 of the Credit Agreement, for a period of five (5) Business Days and in the case of any other provision, for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.
(f)Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of five million Dollars ($5,000,000) beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge

Termination Value, of which is in excess of five million Dollars ($5,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized.
(g)Change in Control. Any Change in Control shall occur.
(h)Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(i)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
(j)Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(k)ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.
(l)Judgment. One or more judgments, orders or decrees shall be entered against any Credit Party or any Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are either (i) for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has confirmed coverage in writing), equal to or in excess of the Threshold Amount (exclusive of amounts for which the relevant insurance company has reviewed the claim and confirmed coverage in writing) or (ii) for injunctive relief and could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 10.2    Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:
(a)Acceleration; Termination of Commitments. Terminate the Revolving Credit Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.
(b)Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.
(c)General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.
SECTION 10.3    Rights and Remedies Cumulative; Non-Waiver; etc.
(a)The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 10.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and letter of credit fees payable to the Revolving Credit Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lender and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lender and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees and letter of credit fees payable to the Revolving Credit Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lender and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge

Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a "Lender" party hereto.
SECTION 10.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.
SECTION 10.6    Credit Bidding.
(a)The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.2.
(b)Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE XI
THE ADMINISTRATIVE AGENT
SECTION 11.1    Appointment and Authority.
(a)Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.
SECTION 11.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 11.3    Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.9), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not ˝(x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified ˝Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any ˝Disqualified Lender.
SECTION 11.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 11.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 11.6    Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
SECTION 11.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 11.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.
SECTION 11.9    Collateral and Guaranty Matters.
(a)Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;
(ii)to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of Permitted Lien; and
(iii)to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.
(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 11.10    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE XII
MISCELLANEOUS
SECTION 12.1    Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
If to the Borrower:
13111 Northwest Freeway Suite 600
Houston, TX 77040
Attention of: Scott Gray
Telephone No.: 713-329-6840
Facsimile No.: 713-329-6819
E-mail: SGray@lubys.com
If to Wells Fargo as

Administrative

Agent:
Wells Fargo Bank, National Association
1808 Aston Avenue, Suite 250
Carlsbad, CA 92008
Attention of: Loan Administration
Telephone: 760-918-2700
Facsimile: 760-918-2727
Electronic Mail: christopher.l.cronin@wellsfargo.com; scott.jay.martin@wellsfargo.com

With copies to:
Wells Fargo Bank, National Association
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone: 704-590-2730
Facsimile: 704-590-3481
Electronic Mail: agencyservices.requests@wellsfargo.com

If to any Lender:
To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(d)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender.
(e)Platform.
(i)Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform. The Borrower acknowledges and agrees that the list of any Disqualified Lenders as provided to the Administrative Agent by the Borrower shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for "public side" Lenders.
(ii)The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

SECTION 12.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:
(a)without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (x) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans or issuance of Letters of Credit) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (y) the amount of the Swingline Commitment or (z) the amount of the L/C Sublimit;
(b)increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;
(c)waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment (it being understood that a waiver, deferral, reduction or other adjustment of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;
(e)change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;
(f)change Section 4.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;
(g)except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of "Required Lenders," or "Required Revolving Credit Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(h)consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;
(i)release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender;
(j)release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender; or
(k)satisfy a condition precedent to borrowing under the Loan Documents that would not otherwise be satisfied but for such amendment, waiver or consent without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (vi) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (vii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.
SECTION 12.3    Expenses; Indemnity.
(a)Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, or (C) in connection with the Real Estate Collateral process referenced in Section 8.22, including expenses resulting from (w) the preparation and issuance of a Real Estate Collateral Notice, (x) compliance with flood insurance regulations, (y) premiums charged pursuant to any Lender’s title insurance policy with respect to any Real Estate Collateral and (z) premiums charged pursuant to any Lender’s flood insurance policy with respect to any Real Estate Collateral, if such insurance policy is required for such Lender’s compliance with the Flood Disaster Protection Act.
(b)INDEMNIFICATION BY THE BORROWER. THE CREDIT PARTIES SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), THE ARRANGER, EACH LENDER AND EACH ISSUING LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, AND SHALL PAY OR REIMBURSE ANY SUCH INDEMNITEE FOR, ANY AND ALL LOSSES, CLAIMS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS), PENALTIES, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE AND DOCUMENTS FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY), OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES, ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING, WITHOUT LIMITATION, THE TRANSACTIONS), (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY ANY ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY CREDIT PARTY OR ANY SUBSIDIARY THEREOF, OR ANY ENVIRONMENTAL CLAIM RELATED IN ANY WAY TO ANY CREDIT PARTY OR ANY SUBSIDIARY, (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY CREDIT PARTY OR ANY SUBSIDIARY THEREOF, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, OR (V) ANY CLAIM (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS), INVESTIGATION, LITIGATION OR OTHER PROCEEDING

(WHETHER OR NOT THE ADMINISTRATIVE AGENT OR ANY LENDER IS A PARTY THERETO) AND THE PROSECUTION AND DEFENSE THEREOF, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOANS, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS AND CONSULTANT’S FEES, PROVIDED THAT (X) SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RESULT FROM A CLAIM BROUGHT BY ANY CREDIT PARTY OR ANY SUBSIDIARY THEREOF AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, OR (C) TO THE EXTENT SUCH LOSSES RELATED TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNITEES, IN EACH CASE IF SUCH CREDIT PARTY OR SUCH SUBSIDIARY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AND (Y) FOLLOWING THE ENTRY OF ANY SUCH FINAL AND NONAPPEALABLE JUDGMENT REFERRED TO IN CLAUSE (X) ABOVE, ANY FUNDS RECEIVED BY SUCH INDEMNITEE PURSUANT TO THIS SECTION 12.3(B) SHALL BE PROMPTLY REFUNDED TO THE APPLICABLE CREDIT PARTIES. THIS SECTION 12.3(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto and each other Credit Party shall not assert, and hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f)Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 12.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 12.5    Governing Law; Jurisdiction, Etc.
(a)Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas.

(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, THE SWINGLINE LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS, COUNTY, AND OF THE UNITED STATES SOUTHERN DISTRICT COURT OF TEXAS, HOUSTON DIVISION AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER OR THE SWINGLINE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 12.6    WAIVER OF JURY TRIAL.
(a)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND CONSENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 12.7    Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.
SECTION 12.8    Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 12.9    Successors and Assigns; Participations.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day;
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and provided, further, that the written consent of the Borrower, in its sole and absolute discretion, shall be required with respect to any assignment to a Disqualified Lender;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consents of the Issuing Lenders and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates, including, without limitation, any holders of an equity investment in the Borrower or any of its Affiliates, or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any entity that engages in a substantially similar business as the business conducted by the Borrower or any of its Subsidiaries as of the Closing Date or in any business activities reasonably related or ancillary thereto, or owns or operates any Restaurant operating with a concept substantially similar to the concept of the Borrower or any of its Subsidiaries as of the Closing Date.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void.)
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a "Participant") in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, provided further that the consent of the Borrower shall be required with respect to the sale of any participation to a Disqualified Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2(b), (c), (d) or (e) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 12.10    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties in connection with the Credit Facility, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, the Issuing Lender’s or any Lender’s regulatory compliance policy if the Administrative Agent, the Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, the Issuing lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, the Issuing Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the list of any Disqualified Lenders may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)), (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a "due diligence" defense. For purposes of this Section, "Information" means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 12.11    Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.
SECTION 12.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 12.13    Survival.
(a)All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
(b)Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
SECTION 12.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 12.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).
SECTION 12.16    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.
SECTION 12.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash

Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
SECTION 12.18    USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Law.
SECTION 12.19    Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.
SECTION 12.20    No Advisory or Fiduciary Responsibility.
(a)In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.  Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.
SECTION 12.21    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 12.22    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 12.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LUBY’S, INC., as Borrower

By:
Name:
Title:

AGENTS AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender
By:
Name:
Title:

EXHIBIT B
SCHEDULE 1.1(A)

SCHEDULE OF REVOLVING CREDIT COMMITMENTS
AS OF THE SECOND AMENDMENT EFFECTIVE DATE

Lender	Revolving Credit Commitment	Percentage
Wells Fargo Bank, National Association	$11,538,000	38.460000%
Texas Capital Bank, N.A.	$9,231,000	30.770000%
Cadence Bank, N.A.	$9,231,000	30.770000%
Total:	$30,000,000	100%

SCHEDULE OF REVOLVING CREDIT COMMITMENTS
AS OF AUGUST 29, 2018

Lender	Revolving Credit Commitment	Percentage
Wells Fargo Bank, National Association		38.460000%
Texas Capital Bank, N.A.		30.770000%
Cadence Bank, N.A.		30.770000%
Total:	$27,000,000	100%

SCHEDULE OF TERM LOAN COMMITMENTS
AS OF THE CLOSING DATE

Lender	Term Loan Commitment	Percentage
Wells Fargo Bank, National Association	$13,462,000	38.462857%
Texas Capital Bank, N.A.	$10,769,000	30.768571%
Cadence Bank, N.A.	$10,769,000	30.768571%
Total:	$35,000,000	100%

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

(See attached)

EXHIBIT F
FORM OF OFFICER’S COMPLIANCE CERTIFICATE
OFFICER’S COMPLIANCE CERTIFICATE
Dated as of: _____________

The undersigned, on behalf of the Borrower (as such term is defined below), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This certificate is delivered to you pursuant to Section 8.2 of the Credit Agreement dated as of November 8, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") by and among Luby’s, Inc., a Delaware corporation (the "Borrower"), the other Credit Parties party thereto from time to time, the Lenders party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the dates indicated and the results of their operations and cash flows for the period[s] indicated, subject to normal year-end adjustments and the absence of footnotes. Only applicable to quarterly financial statements.
3.    I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
4.    As of the date of this certificate, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 9.15 of the Credit Agreement as shown on the attached Schedule 1 (which schedule shall show calculations determining such compliance in detail reasonably satisfactory to the Administrative Agent) and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.
[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

LUBY’S, INC.

By:
Name:
Title:

Schedule 1
to
Officer’s Compliance Certificate

A.    Section 9.15(a)    Maximum Consolidated Total Lease Adjusted Leverage Ratio

B.    [Reserved]

C.    Section 9.15(c)    Minimum Consolidated EBITDA

D.    Section 9.15(d)    Minimum Liquidity